                                                    RULE NO. 424(b)(2)
                                                    REGISTRATION NO. 333-13457


                                  $36,714,000
                               MOBIL CORPORATION
                               Mobil Corporation
                           1997-B Pass Through Trust
                   PASS THROUGH CERTIFICATES, SERIES 1997-B
                               ----------------

  Each Pass Through Certificate offered hereby will represent a fractional undivided interest in the Mobil Corporation 1997-B Pass Through Trust (the "Pass Through Trust") to be formed pursuant to a Pass Through Trust Agreement and Pass Through Trust Supplement (together, the "Agreement"), among Mobil Corporation ("Mobil"), Mobil Transport Finance Company Inc. ("MTFC" or the "Charterer") and State Street Bank and Trust Company, as trustee (the "Pass Through Trustee") of the Pass Through Trust. The property of the Pass Through Trust will consist of a single secured note (the "Secured Note") issued on a nonrecourse basis by the Owner Trustee pursuant to a leveraged lease transaction to finance not more than 85% of the cost of one new, double-hulled product tanker (the "Vessel"), which will be acquired by the Owner Trustee from an affiliate of Mobil and chartered to the Charterer. Although neither the Pass Through Certificates nor the Secured Note is a direct obligation of, or guaranteed by, the Charterer or Mobil, the amounts unconditionally payable by the Charterer, and guaranteed by Mobil pursuant to a guaranty (the "Parent Guaranty"), under the charter of the Vessel will be at least sufficient to pay in full when due all scheduled payments of principal of, premium, if any, and interest on the Secured Note.

  The Pass Through Trust will purchase the Secured Note, which will bear interest at the same rate as the Pass Through Certificates and will mature on the final distribution date of the Pass Through Certificates. The Secured Note will be secured by, among other things, a first preferred ship mortgage on the Vessel (subject to certain rights of the Charterer under the Charter), an assignment of certain rights of the Owner Trustee, other than Excepted Payments, under the Charter relating to the Vessel, including the right to receive charter hire payable in respect thereof, and an assignment of certain rights of the Owner Trustee, other than Excepted Payments, under the Guaranty. For circumstances under which distributions to the Certificateholders may be made prior to the final distribution date, see "Description of the Pass Through Certificates--Payments and Distributions."

  Interest paid on the Secured Note will be passed through to the Certificateholders on January 31 and July 31 of each year, commencing January 31, 1998, at the rate per annum set forth below and continuing until the final distribution date for the Pass Through Certificates. Principal paid on the Secured Note will be passed through to such Certificateholders in scheduled amounts on January 31 or July 31, or both, of each year, commencing on the initial scheduled principal distribution date and continuing until the final distribution date for the Pass Through Certificates. Under certain circumstances, distributions to the Certificateholders may be made prior to the final distribution date, as described herein.
                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                                   INITIAL SCHEDULED
PASS THROUGH   PRINCIPAL  INTEREST     PRINCIPAL           FINAL         PRICE TO
CERTIFICATES    AMOUNT      RATE   DISTRIBUTION DATE DISTRIBUTION DATE PUBLIC(1)(2)
------------  ----------- -------- ----------------- ----------------- ------------
   1997-B     $36,714,000 6.654%   January 31, 1998  July 31, 2015         100%

--------

  (1)Plus accrued interest, if any, from September 30, 1997.
  (2) The underwriting commission of $238,641 constitutes .65% of the aggregate principal amount of the Pass Through Certificates. The underwriting commission and certain other expenses (estimated at $316,000) will be paid by the Owner Participant in connection with the offering. The proceeds from the sale of the Pass Through Certificates will be used to purchase the Secured Note from the Owner Trustee. Mobil and MTFC have each agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
                               ----------------
  The Pass Through Certificates are offered by the Underwriter, subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriter. It is expected that delivery of the Pass Through Certificates will be made on or about September 30, 1997, in New York, New York, through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.
                               ----------------

                          MORGAN STANLEY DEAN WITTER

September 23, 1997

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MOBIL, MTFC OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MOBIL OR MTFC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            PAGE
                                                                            ----
Summary....................................................................  S-3
Mobil Corporation..........................................................  S-8
Mobil Transport Finance Company Inc........................................  S-8
Capitalization of Mobil Corporation........................................  S-8
Ratio of Earnings to Fixed Charges of Mobil Corporation....................  S-9
Selected Consolidated Financial Information of Mobil Corporation...........  S-9
Use of Proceeds and Outline of the Transaction............................. S-10
Diagram of Payments........................................................ S-11
Description of the Pass Through Certificates............................... S-12
Description of the Secured Note............................................ S-15
Description of the Charter................................................. S-24
The Parent Guaranty........................................................ S-29
The Participation Agreement................................................ S-29
Federal Income Tax Consequences............................................ S-30
ERISA Considerations....................................................... S-32
Underwriting............................................................... S-33
Legal Matters.............................................................. S-34
Documents Incorporated by Reference........................................ S-34
Appendix A: Glossary of Certain Terms......................................  A-1

                                  Prospectus

Available Information......................................................    4
Documents Incorporated by Reference........................................    4
Formation of the Trusts....................................................    5
Outline of the Leveraged Lease Structure...................................    5
Use of Proceeds............................................................    6
Mobil Corporation..........................................................    6
The Lessees................................................................    6
Ratio of Earnings to Fixed Charges of Mobil Corporation....................    7
Description of the Certificates............................................    7
Description of the Secured Notes...........................................   18
Federal Income Tax Consequences............................................   22
Certain Massachusetts Taxes................................................   24
ERISA Considerations.......................................................   25
Plan of Distribution.......................................................   25
Legal Opinions.............................................................   27
Experts....................................................................   27

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE PASS THROUGH CERTIFICATES IN THE OPEN MARKET. IN ADDITION, THE UNDERWRITER MAY ENGAGE IN PASSIVE MARKET MAKING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                    SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used but not defined herein shall have the meanings given to them in the Operative Documents.

                                     MOBIL

  Mobil was incorporated in March 1976 in the State of Delaware and operates primarily as a holding company. Mobil's principal business, which is conducted primarily through wholly owned subsidiaries, is in the United States and international energy industries. Mobil is also a manufacturer and marketer of petrochemicals, packaging films and specialty chemical products. Mobil, through its subsidiaries, had business interests in over 125 countries as of December 31, 1996. MTFC is a wholly owned subsidiary of Mobil.

                                  THE OFFERING

Glossary....................  Included at the end of this Prospectus Supplement as Appendix A is a Glossary of certain
                               significant defined terms used herein.

Pass Through Trust..........  The Mobil Corporation 1997-B Pass Through Trust
                               (the "Pass Through Trust") is to be formed pursuant to a Pass Through Trust Supplement (the "Trust Supplement") to be entered into pursuant to the Pass Through Trust Agreement (the "Basic Agreement" and, together with the Trust Supplement, the "Agreement") among Mobil, MTFC and the Pass Though Trustee. MTFC is herein called the "Charterer."

Pass Through Trust            The property of the Pass Through Trust will
Property....................   consist of a single secured note (the "Secured
                               Note") issued on a nonrecourse basis by the Owner Trustee (as hereafter defined) in a leveraged lease transaction to finance not more than 85% of the cost to the Owner Trustee of a new, double-hulled product tanker (the "Vessel") which will be acquired by such Owner Trustee and chartered to the Charterer pursuant to a charter agreement (the "Charter"). The Vessel is being sold to the Owner Trustee concurrently with the closing of the Offering. The Vessel is described under "Use of Proceeds and Outline of the Transaction" in this Prospectus Supplement.
                               Also, the Charter for the Vessel will become effective at the time of the closing of the Offering.

                              The Secured Note will be issued pursuant to a
                               Trust Indenture, Mortgage, Assignment of Charter and Security Agreement (the "Indenture"), between the Owner Trustee and State Street Bank and Trust Company, as indenture trustee (the "Indenture Trustee"). The Pass Through Trust will acquire the Secured Note, which will bear interest at the same rate as the Pass Through Certificates, Series 1997-B (the "Pass Through Certificates" or the "Certificates"), and will mature on the final distribution date of the Pass Through Certificates. The principal amount of the Secured Note will be the same as the aggregate principal amount of the Pass Through Certificates issued by the Pass Through Trustee.

Book-Entry Registration.....  The Pass Through Certificates will be issued in fully registered form and will be registered in the name of Cede & Co. as the nominee of The Depository Trust Company. No person acquiring an interest in the Pass Through Certificates will be entitled to receive a definitive certificate representing such person's interest in the Pass Through Trust unless definitive certificates are issued, which will only occur under certain limited circumstances. See "Description of the Certificates--Book Entry Registration--General" and "--Definitive Certificates" in the accompanying Prospectus.

Regular Distribution Dates..  January 31, 1998, and thereafter each July 31 and
                              January 31.

Special Distribution Dates..  Any Business Day.

Record Dates................  The fifteenth day preceding a Regular
                               Distribution Date or a Special Distribution
                               Date.

Distributions...............  All payments of principal of, premium, if any, and interest received by the Pass Through
                               Trustee on the Secured Note will be distributed by the Pass Through Trustee to holders of Pass Through Certificates (the "Certificateholders") on the date such receipt is confirmed by the Pass Through Trustee, except in certain cases where the Secured Note is in default. Payments of principal of and interest on the Secured Note are scheduled to be received in specified amounts by the Pass Through Trustee on the Regular Distribution Dates specified above and will be distributed to the Certificateholders when received on the corresponding Regular Distribution Date. Payments of principal of, premium, if any, and interest on the Secured Note resulting from prepayments thereof, if any, will be distributed on a Special Distribution Date after not less than 20 days' notice from the Pass Through Trustee to the Certificateholders. For a discussion of distributions upon an Event of Default, see "Description of the Certificates--Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus.

Principal...................  The Pass Through Trust will hold the Secured Note whose principal is payable in scheduled amounts on January 31 or July 31, or both, of certain years, commencing January 31, 1998, in accordance with the principal repayment schedules set forth in "Description of the Secured Note" in this Prospectus Supplement.

Interest....................  Interest on the Pass Through Certificates will be passed through at the rate per annum indicated on the cover of this Prospectus Supplement, which is the interest rate borne by the Secured Note to be held in the Pass Through Trust. The Secured Note will accrue interest from the closing of the Offering payable in cash on each Regular Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Premium Termination Date....  The initial average life date for the Pass
                               Through Certificates is June 11, 2009. The average life date for the Pass Through

                               Certificates will change after repayment of principal of the Secured Note commences.

Prepayment of the Secured
 Note at a Premium..........
                              (a)In the event that (i) the Owner Trustee, with
                               the consent of the Charterer, elects to redeem the Secured Note, (ii) the Charterer terminates the Charter or (iii) the Charterer exercises its right to purchase the Vessel in accordance with terms of the Charter and the Charterer does not assume the obligations of the Owner Trustee with respect to the Secured Note, then the Secured Note will be prepaid in whole on a Special Distribution Date at a price equal to the unpaid principal amount thereof, together with accrued interest thereon, plus, if such prepayment is made prior to June 11, 2009 (the "Premium Termination Date"), a premium equal to the Make-Whole Amount, if any. The Make-Whole Amount will be computed at the comparable Treasury Rate plus .10%. See "Description of the Secured Note-- Prepayments" in this Prospectus Supplement for a description of the circumstances of any refinancing, a description of the events allowing the Charterer to terminate the Charter and the manner of computing the Make-Whole Amount, if any.

                              (b)If an Indenture Event of Default under the
                               Indenture resulting from one or more Charter
                               Events of Default shall have occurred and be continuing for less than 180 days, during which time the Secured Note could have but shall not have been accelerated, the Owner Trustee or Owner Participant may elect to purchase the Secured Note at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon plus, if such purchase is made prior to the Premium Termination Date, a premium equal to the Make-Whole Amount, if any. See "Description of the Secured Note-- Prepayments" in this Prospectus Supplement.

Prepayment of the Secured
 Note Without a Premium.....
                              (a)In the event that an Event of Loss with
                               respect to the Vessel shall occur, the Owner
                               Trustee shall redeem the Secured Note in whole on a Special Distribution Date at a price equal to the unpaid principal amount thereof, together with accrued interest thereon, but without payment of any Make-Whole Amount or other premium.

                              (b)If (i) an Indenture Event of Default under the
                               Indenture resulting from one or more Charter
                               Events of Default shall have occurred and be continuing for more than 180 days during which time the Secured Note could but shall not have been accelerated, (ii) the Indenture Trustee has given the Owner Trustee or Owner Participant notice of its intent to accelerate the Secured Note or (iii) the Secured Note has been accelerated, the Owner Trustee or Owner Participant may elect to purchase the Secured Note at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, but without any Make-Whole Amount or other premium. See "Description of the Secured Note-- Prepayments" in this Prospectus Supplement.

Security for the Secured      The Secured Note will be secured by, among other
Note........................   things, (i) a first preferred ship mortgage on
                               the Vessel (subject to the Charterer's rights under the Charter, including the right of quiet enjoyment and enumerated permitted liens), (ii) an assignment of certain of the Owner Trustee's rights under the Charter, including the right to receive Charter Hire under such Charter but excluding certain Excepted Payments, and (iii) an assignment of the Owner Trustee's rights
                               (other than Excepted Payments) under the Parent
                               Guaranty. See "Description of the Pass Through
                               Certificates" and "Description of the Secured
                               Note--Security" in this Prospectus Supplement and "Description of the Certificates" and "Description of the Secured Note--Security" in the accompanying Prospectus.

                              Although the Secured Note is not a direct
                               obligation of, or guaranteed by, the Charterer or Mobil, amounts unconditionally payable by the Charterer under the Charter, which amounts are unconditionally and irrevocably guaranteed by Mobil pursuant to the Parent Guaranty and assigned to the Indenture Trustee, will be sufficient to pay in full when due all scheduled payments of principal of, premium, if any, and interest on the Secured Note. See "Description of the Secured Note--General" in this Prospectus Supplement and in the accompanying Prospectus.

Additional Notes............  Under certain circumstances, additional Secured
                               Notes ("Additional Notes") under the Indenture may be issued to persons or entities other than the Pass Through Trustee (including, without limitation, affiliates of Mobil) to finance a portion of the cost of certain alterations, modifications, additions or improvements to the Vessel. Any such Additional Notes will not rank senior in any respect to the Secured Note, but may be subordinate thereto. No Certificateholder, as such, will have any right to, or interest in, any Additional Note. See "Description of the Secured Note--Additional Notes" and "Description of the Charter-- Modifications and Alterations" in this Prospectus Supplement.

The Guaranty................  Mobil will enter into the Parent Guaranty pursuant to which it will irrevocably and unconditionally guarantee all obligations of the Charterer under the Charter and the other Operative Documents. See "Description of the Secured Note--The Parent Guaranty" in this Prospectus Supplement.

Use of Proceeds.............  The proceeds from the sale of the Pass Through
                               Certificates will be used at the closing of the Offering to purchase the Secured Note from the Owner Trustee in order to finance a portion of the cost of the Vessel to the Owner Trustee. See "Use of Proceeds and Outline of the Transaction" in this Prospectus Supplement.

Pass Through Trustee........  State Street Bank and Trust Company will act as
                               Pass Through Trustee, paying agent and registrar for the Pass Through Certificates. State Street Bank and Trust Company will also act as Indenture Trustee under the Indenture.

Federal Income Tax            The Pass Through Trust will be classified as a
Consequences................   grantor trust for federal income tax purposes,
                               and therefore each Certificateholder will be treated as the owner of a pro rata, undivided interest in the Secured Note and any other property held in the Pass Through Trust and will be required to report on its federal income tax return its pro rata share of income from the Secured Note and any such other property held in the Pass Through Trust in accordance with the Certificateholder's method of accounting. See
                               "Federal Income Tax Consequences" in this
                               Prospectus Supplement and in the accompanying
                               Prospectus.

ERISA Considerations........  The Pass Through Certificates, with certain exceptions, are eligible for purchase by employee benefit plans. See "ERISA
                               Considerations" in this Prospectus Supplement and in the accompanying Prospectus.

                               MOBIL CORPORATION

  Mobil was incorporated in the State of Delaware in March 1976 and operates primarily as a holding company. Mobil's principal business, which is conducted primarily through wholly owned subsidiaries, is in the United States and international energy industries. Mobil is also a manufacturer and marketer of petrochemicals, packaging films and specialty chemical products. Mobil, through its subsidiaries, had business interests in over 125 countries as of December 31, 1996. The principal executive offices of Mobil are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is
(703) 846-3000.

                     MOBIL TRANSPORT FINANCE COMPANY INC.

  MTFC is a wholly owned special purpose subsidiary of Mobil incorporated in the State of Delaware. The Charterer has no business activities other than chartering the Vessel and subchartering the Vessel as permitted by the Charter. Its office is located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, telephone number (703) 846-3000.

                      CAPITALIZATION OF MOBIL CORPORATION

  The following table sets forth the unaudited capitalization of Mobil and its consolidated subsidiaries as of June 30, 1997, prepared in accordance with generally accepted accounting principles ("GAAP").

                                                                 AS OF
                                                             JUNE 30, 1997
                                                        ------------------------
                                                        (IN MILLIONS OF DOLLARS)
Short-term debt.......................................          $ 4,218
Long-term debt........................................            4,164
Preferred stock (ESOP related), 191,062 shares autho-
 rized and 173,338
 shares issued and outstanding (a)....................              674
Unearned employee compensation (ESOP-related).........             (345)
Common stock, par value $1.00 per share, 1,200,000,000
 shares
 authorized, 893,272,933 shares issued and outstanding
 (a)..................................................              893
Capital surplus.......................................            1,521
Earnings retained in the business.....................           19,923
Cumulative foreign exchange transaction adjustment....             (278)
Common stock held in treasury, at cost-106,137,300               (2,806)
 shares...............................................          -------
    Total capitalization..............................          $27,964

--------
(a) On May 8, 1997, Mobil's stockholders approved an increase in Mobil's authorized Common Stock from 600,000,000 shares, par value $2.00 per share, to 1,200,000,000 shares, par value $1.00 per share. With this increase, Mobil split its Common Stock two-for-one with the record date and the distribution date therefor being May 20, 1997 and June 24, 1997, respectively. In conjunction with the stock split, a special dividend was declared on Mobil's Preferred Stock that doubled the number of outstanding shares of that stock and halved the liquidation value per share to $3,807.50. The capitalization table reflects the effects of the stock split.

            RATIO OF EARNINGS TO FIXED CHARGES OF MOBIL CORPORATION

                                 YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED
                                --------------------------     JUNE 30,
                                1992 1993   1994 1995 1996       1997
                                ---- -----  ---- ---- ---- ----------------
Ratio of Earnings to Fixed
 Charges....................... 3.9  5.7(a) 5.3  5.9  7.8        8.3

--------
(a) Excludes the favorable effect of $205 million of interest benefits from the resolution of prior-period tax issues.

  For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent income before change in accounting principle(s) decreased or increased by the excess or short-fall of earnings over dividends from equity affiliates plus income taxes and fixed charges, excluding capitalized interest. Fixed charges represent interest and amortization of debt discount expense (including capitalized interest) and the portion of rents deemed representative of the interest factor.

       SELECTED CONSOLIDATED FINANCIAL INFORMATION OF MOBIL CORPORATION

  The following selected financial data of Mobil as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996 are derived from its audited consolidated financial statements. The following selected financial data as of and for the six-month period ended June 30, 1997 are derived from unaudited condensed consolidated financial statements prepared in accordance with GAAP. The unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Mobil considers necessary for a fair presentation of its financial position and results of operations for this period. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

                                YEAR ENDED DECEMBER 31         SIX MONTHS ENDED
                                ------------------------------ ----------------
                                 1994        1995       1996    JUNE 30, 1997
                                -------     -------    ------- ----------------
                                        (IN MILLIONS OF DOLLARS)
Revenues....................... $67,383     $75,370    $81,503      32,935
Income before change in ac-
 counting principle(a).........   1,759       2,376(a)   2,964       1,676
Cumulative effect of change in
 accounting
 principle(b)..................    (680)(b)     --         --          --
Net income(a).................. $ 1,079     $ 2,376(a) $ 2,964      $1,676

                                               AS OF DECEMBER 31,
                                               ------------------- AS OF JUNE 30
                                                   1995      1996      1997
                                               --------- --------- -------------
                                                   (IN MILLIONS OF DOLLARS)
Total assets..................................   $42,138   $46,408    $44,560
Long-term debt................................     4,629     4,450      4,164

--------
(a) In 1995, Mobil changed its method of accounting for the impairment of long-lived assets.
(b) Effective January 1, 1994, Mobil changed the method of accounting it uses to apply the lower of cost or market test for its crude oil and product inventories.

                USE OF PROCEEDS AND OUTLINE OF THE TRANSACTION

  The Vessel is a new, double-hulled product carrier of approximately 46,500 dead weight tons capacity.

  The Pass Through Certificates are being issued and sold to finance the debt portion of the acquisition cost of the Vessel and to facilitate transactions whereby the Vessel will be chartered on a long term basis by the Charterer.

  Upon the closing of the Offering, the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee, on behalf of the Pass Through Trust, to purchase the Secured Note issued under the Indenture by First Security Bank, National Association, acting not in its individual capacity (except as expressly set forth in the Operative Documents), but solely in its capacity as owner trustee (the "Owner Trustee") under a trust agreement between it and an institutional investor (the "Owner Participant"). The proceeds of the issuance of the Secured Note will be applied by the Owner Trustee to finance not more than 85% of the cost of the Vessel to the Owner Trustee. The Vessel will be purchased by the Owner Trustee on behalf of the Owner Participant from Mobil Oil Corporation ("Mobil Oil"), a wholly owned subsidiary of Mobil. The portion of the cost of the Vessel to the Owner Trustee not provided from the proceeds of the issuance of the Secured Note will be provided by the Owner Participant. The Owner Participant will not be personally liable for any amount payable under the Secured Note.

  Simultaneously with the sale of the Vessel to the Owner Trustee, the Owner Trustee will charter the Vessel to the Charterer pursuant to the Demise Charter Party dated the Funding Date (the "Charter"), between the Owner Trustee and the Charterer, for an initial term of approximately 18 years. In addition, Mobil will enter into the Parent Guaranty pursuant to which it will irrevocably and unconditionally guarantee the obligations of the Charterer under the Charter and the other Operative Documents.

                              DIAGRAM OF PAYMENTS

  The following diagram illustrates certain aspects of the ongoing payment flows in this transaction among Mobil, the Charterer, the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders.

  The Charterer will charter the Vessel from the Owner Trustee under the Charter, pursuant to which the Charterer will pay Base Charter Hire, Supplemental Charter Hire and Renewal Hire, if any, to the Owner Trustee. The Secured Note will be secured by the Ship Mortgage in the Vessel and by an assignment to the Indenture Trustee of certain rights of the Owner Trustee under the Charter and the Parent Guaranty. As a result of this assignment of the Charter, the Charterer will pay the periodic charter hire directly to the Indenture Trustee, which, in turn, will apply such payments to pay the principal of, premium, if any, and interest on the Secured Note issued under the Indenture and held in the Pass Through Trust. The balance of payments under the Charter will be paid by the Indenture Trustee to the Owner Trustee for the benefit of the Owner Participant. The Pass Through Trustee will distribute to Certificateholders all payments received in respect of the Secured Note including payments, if any, made by Mobil under the Parent Guaranty.

                                    [CHART]

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

  The Pass Through Certificates offered hereby will be issued by the Pass Through Trustee pursuant to the terms of the Agreement. The following summary of the particular terms of the Pass Through Certificates supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Pass Through Certificates set forth in the accompanying Prospectus under the caption "Description of the Certificates." The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in, and is qualified in its entirety by reference to all of, the provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying Prospectus is a part, and to all of the provisions of the Trust Supplement which, together with the forms of the Participation Agreement, Secured Note, Indenture, Charter, Parent Guaranty and Trust Agreement, will be filed by Mobil with the Commission as exhibits to a Current Report on Form 8-K. This summary should be read in conjunction with the statements under the caption "Description of the Certificates" in the accompanying Prospectus.

PAYMENTS AND DISTRIBUTIONS

  The Pass Through Certificates will be issued in fully registered form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. No person acquiring an interest in the Pass Through Certificates will be entitled to receive a definitive certificate representing such person's interest in the Pass Through Trust unless definitive certificates are issued under the limited circumstances described under the caption "Description of the Certificates--Book-Entry Registration--Definitive Certificates" in the accompanying Prospectus.

  Payments of principal of, premium, if any, and interest on the Secured Note held in the Pass Through Trust will be distributed by the Pass Through Trustee to Certificateholders on each Regular Distribution Date and each Special Distribution Date as described in the following two paragraphs, except in certain cases when the Secured Note is in default. See "Description of the Certificates--Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus. Interest paid on the Secured Note will be passed through to the Certificateholders on January 31 and July 31 of each year, commencing on January 31, 1998, until the final distribution date for the Pass Through Trust (each, a "Regular Distribution Date"). Payments of principal on the Secured Note are scheduled to be received by the Pass Through Trustee on January 31 or July 31, or both, in certain years, commencing January 31, 1998, depending upon the terms of the Secured Note (such scheduled payments of principal and interest on the Secured Note are herein referred to as "Scheduled Payments"). Scheduled Payments of principal on the Secured Note held in the Pass Through Trust are set forth in "Description of the Secured Note" in this Prospectus Supplement.

  The Pass Through Trustee will distribute on each Regular Distribution Date all Scheduled Payments the receipt of which is confirmed by the Pass Through Trustee on such date. Each Certificateholder will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal of and interest made on the Secured Note. Each such distribution in respect of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Certificates on the fifteenth day preceding such Regular Distribution Date, subject to certain exceptions. If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date so received by the Pass Through Trustee to such holders of record. If it is received after such five day period, it will be treated as a Special Payment and distributed as described below.

  Payments of principal of, premium, if any, and interest received by the Pass Through Trustee on account of the early redemption, if any, of the Secured Note, and payments received by the Pass Through Trustee following a default in respect of the Secured Note (including payments received by the Pass Through Trustee on account of the purchase by the Owner Trustee of the Secured Note, the sale by the Pass Through Trustee of the Secured Note or the exercise of remedies under the Indenture by the Indenture Trustee) ("Special Payments") will be distributed on, in the case of an early redemption or a purchase, the date of such early redemption or purchase, which shall be a Business Day, and otherwise, except as described in the next paragraph, 20 days after the Pass Through Trustee has confirmed receipt of the funds for such Special Payment (or the next Business Day after such 20th day if such date is not a Business Day) (each, a "Special Distribution Date"). The Pass Through Trustee will mail notice to the Certificateholders not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. Each distribution of a Special Payment, other than the final distribution, on a Special Distribution Date will be made by the Pass Through Trustee to Certificateholders of record on the 15th day next preceding such Special Distribution Date. See "Description of the Secured Note--Prepayments" in this Prospectus Supplement and "Description of the Certificates--Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus.

  In the event that the proceeds from the sale of the Pass Through Certificates are not used to purchase the Secured Note on the Funding Date, the Secured Note may be purchased by the Pass Through Trustee at any time on or prior to October 14, 1997 (in which case the Charter will commence on the Funding Date on such later date as agreed to by the Charterer, the Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant). In such event, the Pass Through Trustee will hold such proceeds from the sale of the Pass Through Certificates in an escrow account pending the purchase of the Secured Note. Such proceeds will be invested in certain specified investments having maturity dates in no event later than October 14, 1997 at the discretion and risk of, and for the account of, the Charterer. The Charterer will be responsible for any losses on such investments. To the extent that any amount of the proceeds from the sale of any Pass Through Certificates held in the escrow account referred to above is not used to purchase the Secured Note on or prior to October 14, 1997, such amount will be distributed by the Pass Through Trustee to the holders of record of such Pass Through Certificates on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment. The Special Payment will be made on a Special Distribution Date not later than November 8, 1997, together with interest thereon, at a rate equal to the rate applicable to such Pass Through Certificates, plus the Make-Whole Amount, if any; provided, however, for the purposes of the redemption described in this paragraph, the reference to ".10%" in the definition of the "Make-Whole Amount" shall be substituted with ".57%". The Charterer will pay to the Pass Through Trustee on the Special Distribution Date an amount equal to such interest and the Make-Whole Amount, if any.

  If Charterer does not make any of the payments referred to in the immediately previous paragraph, Mobil is obligated to make such payments.

POOL FACTORS

  Unless there has been an early redemption or a purchase of the Secured Note by the Owner Trustee or the Owner Participant after an Indenture Event of Default, or a default in the payment of principal in respect of the Secured Note, the Pool Factor for the Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Secured Note. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of the Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders.

  The "Pool Balance" indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Secured Note held in the Pass Through Trust on such date plus any amounts in respect of principal on the Secured Note held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, of the Secured Note and the distribution thereof to be made on that date.

  The "Pool Factor" for the Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the tenth decimal place, with .00000000005 being rounded upwards) computed by dividing
(i) the then outstanding Pool Balance by (ii) the original aggregate principal amount of the Pass Through Certificates. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Note and distribution thereof to be made on that date. The Pool Factor will initially be 1.0000000000; thereafter, the Pool Factor will change as described above to reflect changes in the Pool Balance. The amount of a Certificateholder's pro rata share of the Pool Balance of the Pass Through Trust can be determined by multiplying the original denomination of such holder's Certificate by the Pool Factor as of the applicable Regular Distribution Date or Special Distribution Date. A report setting forth the Pool Factor and the Pool Balance will be mailed by the Pass Through Trustee to Certificateholders on each Regular Distribution Date and Special Distribution Date.

  As of the date of issuance by the Pass Through Trustee of the Pass Through Certificates, assuming that no early redemption, default or purchase of the Secured Note shall occur, the aggregate scheduled repayments of principal of the Secured Note and the resulting Pool Factor (after taking into account each such repayment) are set forth below:

                           PASS THROUGH TRUST, 1997-B

                                              SCHEDULED
                                              PAYMENTS
                                                 OF     OUTSTANDING     POOL
   REGULAR DISTRIBUTION DATE                  PRINCIPAL  PRINCIPAL     FACTOR
   -------------------------                  --------- ----------- ------------
   September 29, 1997........................ $       0 $36,714,000 1.0000000000
   January 31, 1998..........................   277,189  36,436,811 0.9924500463
   July 31, 1998.............................         0  36,436,811 0.9924500463
   January 31, 1999..........................   927,223  35,509,588 0.9671947485
   July 31, 1999.............................         0  35,509,588 0.9671947485
   January 31, 2000..........................   898,006  34,611,582 0.9427352508
   July 31, 2000.............................         0  34,611,582 0.9427352508
   January 31, 2001..........................   975,033  33,636,549 0.9161777251
   July 31, 2001.............................         0  33,636,549 0.9161777251
   January 31, 2002.......................... 1,037,086  32,599,463 0.8879300266
   July 31, 2002.............................         0  32,599,463 0.8879300266
   January 31, 2003.......................... 1,107,033  31,492,430 0.8577771422
   July 31, 2003.............................         0  31,492,430 0.8577771422
   January 31, 2004.......................... 1,180,962  30,311,468 0.8256106117
   July 31, 2004.............................    51,830  30,259,638 0.8241988887
   January 31, 2005.......................... 1,199,904  29,059,734 0.7915164242
   July 31, 2005.............................     3,183  29,056,551 0.7914297270
   January 31, 2006.......................... 1,477,041  27,579,510 0.7511987252
   July 31, 2006.............................    50,682  27,528,828 0.7498182709
   January 31, 2007.......................... 1,655,882  25,872,946 0.7047160756
   July 31, 2007.............................         0  25,872,946 0.7047160756
   January 31, 2008.......................... 2,194,852  23,678,094 0.6449336492
   July 31, 2008.............................         0  23,678,094 0.6449336492
   January 31, 2009.......................... 2,070,909  21,607,185 0.5885271286
   July 31, 2009............................. 1,959,228  19,647,957 0.5351625265
   January 31, 2010.......................... 2,782,465  16,865,492 0.4593749523
   July 31, 2010.............................         0  16,865,492 0.4593749523
   January 31, 2011.......................... 2,530,398  14,335,094 0.3904530696
   July 31, 2011.............................         0  14,335,094 0.3904530696
   January 31, 2012..........................    34,254  14,300,840 0.3895200740
   July 31, 2012............................. 4,076,298  10,224,542 0.2784916380
   January 31, 2013.......................... 2,714,090   7,510,452 0.2045664324
   July 31, 2013.............................         0   7,510,452 0.2045664324
   January 31, 2014.......................... 3,597,940   3,912,512 0.1065673040
   July 31, 2014.............................         0   3,912,512 0.1065673040
   January 31, 2015.......................... 2,065,180   1,847,332 0.0503168273
   July 31, 2015............................. 1,847,332           0 0.0000000000

                        DESCRIPTION OF THE SECURED NOTE

  The following summary of the particular terms and provisions of the Secured Note supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Secured Notes set forth in the accompanying Prospectus under the heading "Description of the Secured Notes." The statements under this caption are summaries and do not purport to be complete. The summaries relate to, and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of, the Secured Note, the Indenture, the Charter, the Parent Guaranty, the Participation Agreement and the Trust Agreement, forms of which will be filed by Mobil with the Commission as exhibits to a Current Report on Form 8-K. The summaries should be read in conjunction with the statements under the heading "Description of the Secured Notes" in the accompanying Prospectus. Prior to or concurrently with the issuance of the Pass Through Certificates, the Charterer, the Owner Participant, the Owner Trustee and the Indenture Trustee shall have entered into the Participation Agreement, and the Owner Participant and the Owner Trustee are parties to the Trust Agreement. The Participation Agreement contemplates that, on or after the date of issuance of the Pass Through Certificates, the Charter and the Indenture will be executed and delivered in a form prescribed therein and the Secured Note will be issued in the form prescribed in the Indenture.

GENERAL

  The Secured Note will be issued under the Indenture between the Owner Trustee and State Street Bank and Trust Company, as Indenture Trustee.

  The Owner Trustee will demise charter the Vessel to the Charterer pursuant to the Charter. Under the Charter, the Charterer is obligated to make payments of hire and other amounts payable under the Operative Documents to the Owner Trustee. The Owner Trustee's right to receive payments under the Charter and other amounts payable under the Operative Documents (other than Excepted Payments) has been assigned under the Indenture to the Indenture Trustee. Amounts payable under the Charter will be sufficient to pay in full scheduled payments of principal of, premium, if any, and interest on the Secured Note. Charter Hire payments received by the Indenture Trustee will be distributed to the Pass Through Trustee to pay the principal of, premium, if any, and interest on the Secured Note held in the Pass Through Trust, which payments in turn will be distributed by the Pass Through Trustee to the Certificateholders on the date receipt thereof is confirmed by the Pass Through Trustee. The Indenture Trustee will pay all other amounts payable under the Charter directly to the Owner Trustee for distribution to the Owner Participant or as otherwise provided in the applicable Operative Documents. The Secured Note issued under the Indenture is not a direct obligation of, or guaranteed by, the Charterer or Mobil. The Charterer's obligations under the Charter and the other Operative Documents to which it is a party are general obligations of the Charterer and are irrevocably and unconditionally guaranteed by Mobil under the Parent Guaranty.

PRINCIPAL AND INTEREST PAYMENTS

  The Maturity Date and the principal amount of the Secured Note is July 31, 2015 and $36,714,000, respectively.

  Interest on the Secured Note will be payable on the unpaid principal amount thereof at the rate per annum indicated on the face of the Secured Note on each Regular Distribution Date. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Secured Note will accrue from the Funding Date payable in cash on each Regular Distribution Date, commencing January 31, 1998, at the rate per annum indicated on the cover of this Prospectus Statement.

The principal of and interest on the Secured Note will be payable as set forth below:

              SCHEDULE OF PRINCIPAL PAYMENTS ON THE SECURED NOTE

                                                SCHEDULED
                                                 PAYMENTS
                                                    OF                     OUTSTANDING
   REGULAR DISTRIBUTION DATE                    PRINCIPAL                   PRINCIPAL
   -------------------------                    ----------                 -----------
   January 31, 1998....................         $  277,189                 $36,436,811
   July 31, 1998.......................                  0                  36,436,811
   January 31, 1999....................            927,223                  35,509,588
   July 31, 1999.......................                  0                  35,509,588
   January 31, 2000....................            898,006                  34,611,582
   July 31, 2000.......................                  0                  34,611,582
   January 31, 2001....................            975,033                  33,636,549
   July 31, 2001.......................                  0                  33,636,549
   January 31, 2002....................          1,037,086                  32,599,463
   July 31, 2002.......................                  0                  32,599,463
   January 31, 2003....................          1,107,033                  31,492,430
   July 31, 2003.......................                  0                  31,492,430
   January 31, 2004....................          1,180,962                  30,311,468
   July 31, 2004.......................             51,830                  30,259,638
   January 31, 2005....................          1,199,904                  29,059,734
   July 31, 2005.......................              3,183                  29,056,551
   January 31, 2006....................          1,477,041                  27,579,510
   July 31, 2006.......................             50,682                  27,528,828
   January 31, 2007....................          1,655,882                  25,872,946
   July 31, 2007.......................                  0                  25,872,946
   January 31, 2008....................          2,194,852                  23,678,094
   July 31, 2008.......................                  0                  23,678,094
   January 31, 2009....................          2,070,909                  21,607,185
   July 31, 2009.......................          1,959,228                  19,647,957
   January 31, 2010....................          2,782,465                  16,865,492
   July 31, 2010.......................                  0                  16,865,492
   January 31, 2011....................          2,530,398                  14,335,094
   July 31, 2011.......................                  0                  14,335,094
   January 31, 2012....................             34,254                  14,300,840
   July 31, 2012.......................          4,076,298                  10,224,542
   January 31, 2013....................          2,714,090                   7,510,452
   July 31, 2013.......................                  0                   7,510,452
   January 31, 2014....................          3,597,940                   3,912,512
   July 31, 2014.......................                  0                   3,912,512
   January 31, 2015....................          2,065,180                   1,847,332
   July 31, 2015.......................          1,847,332                           0

  If any date scheduled for any payment of principal of, premium, if any, or interest on the Secured Note is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest. (Indenture, Section 2.03(b))

PREPAYMENTS

 Mandatory Prepayments

  In the event that an Event of Loss shall occur with respect to the Vessel (unless the Charterer shall have elected to replace the Vessel in accordance with the Charter), the Owner Trustee shall redeem the Secured Note on a Special Distribution Date at a redemption price equal to 100% of the unpaid principal amount thereof, together with any accrued and unpaid interest thereon to, but not including, the date of redemption, but without the payment of any Make-Whole Amount or other premium. See "Description of the Charter-- The Charter--Event of Loss" in this Prospectus Supplement. (Indenture, Section 3.02(a); Charter, Section 11(b)(ii))

  In the event that the Charterer exercises any of its rights to terminate the Charter or to purchase the Vessel (without assuming the rights and obligations of the Owner Trustee with respect to the Secured Note), the Owner Trustee shall redeem, on a Special Distribution Date, the Secured Note, at a redemption price equal to 100% of the unpaid principal amount thereof, together with any accrued and unpaid interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to the Premium Termination Date, a premium equal to the Make-Whole Amount, if any, with respect to the Secured Note, and otherwise without premium. See "Description of the Charter--The Charter--Termination" and "Description of the Charter--The Charter--Charterer Purchase Options" in this Prospectus Supplement. (Indenture, Section 3.02; Charter, Sections 12 and 15) If, in the case of certain early terminations of the Charter, a proposed sale of the Vessel on a Charter termination date is not completed, the corresponding redemption will not take place and any notice of redemption will be deemed revoked. (Indenture, Section 3.10)

 Voluntary Prepayment

  At any time the Owner Trustee may, with the prior written consent of the Charterer, redeem the Secured Note, at a redemption price equal to 100% of the unpaid principal amount thereof, together with any accrued and unpaid interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to the Premium Termination Date, a premium equal to the Make-Whole Amount, if any, with respect to such Secured Note, and otherwise without premium. (Indenture, Section 3.05) If notice of such a redemption shall have been given in connection with a refinancing of the Secured Note, such notice may be revoked not later than three Business Days prior to the proposed redemption date. (Indenture, Section 3.10)

  In addition, the Secured Note is subject to purchase or redemption in whole by the Owner Trustee or Owner Participant on any Special Distribution Date if
(i) an Indenture Event of Default resulting from one or more Charter Events of Default shall have occurred and be continuing, (ii) the Indenture Trustee shall have given the Owner Trustee or the Owner Participant notice of its intent to accelerate the Secured Note or (iii) the Secured Note shall have been accelerated, at a price equal to the aggregate unpaid principal amount thereof, together with any accrued and unpaid interest thereon to, but not including, the date of purchase or redemption, but without the payment of any Make-Whole Amount or other premium; provided that a Make-Whole Premium shall be payable if the Secured Note is to be purchased prior to the Premium Termination Date when a Charter Event of Default shall have occurred and be continuing for less than 180 days. (Indenture, Section 3.06)

  The "Make-Whole Amount," if any, with respect to the Secured Note to be redeemed shall be determined as of the fourth Business Day prior to the applicable redemption date, and shall equal the excess, if any, of (a) the sum of the present values of all remaining scheduled payments of principal and interest from the applicable redemption date to the maturity of the Secured Note, discounted semi-annually on each January 31 and July 31 at a rate equal to the Treasury Rate (as defined below) plus .10%, based on a 360-day year of twelve 30-day months, over (b) the unpaid principal amount of the Secured Note, plus accrued but unpaid interest on such Secured Note (but not any accrued interest in default) to the redemption date. The Make-Whole Amount, if any, payable with respect to any Secured Note will be determined by an independent investment banking institution of national standing (the "Investment Banker") selected by the Charterer.

  The "Treasury Rate" means, with respect to the Secured Note to be redeemed or purchased, a per annum rate (expressed as a semi-annual equivalent and as a decimal and, in the case of U.S. Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity of U.S. Treasury securities maturing on the Average Life Date (as defined below) of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of U.S. Treasury securities (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the fourth Business Day prior to the redemption date.

  The "Average Life Date" for the Secured Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of the Secured Note. The "Remaining Weighted Average Life" of the Secured Note at the redemption date of the Secured Note is the number of days determined by dividing (A) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on the Secured Note by (2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal payment by (B) the then unpaid principal amount of the Secured Note.

SECURITY

  The Secured Note issued under the Indenture is secured by, among other things, (i) an assignment to the Indenture Trustee of the Owner Trustee's rights under the Charter, including the right to receive all payments under the Charter (other than Excepted Payments), (ii) an assignment to the Indenture Trustee of the Owner Trustee's rights under the Parent Guaranty (other than rights in respect of Excepted Payments) and (iii) a first preferred ship mortgage granted by the Owner Trustee to the Indenture Trustee covering the Vessel (other than the interests of the Charterer under the Charter). (Indenture, Granting Clause)

  So long as no Indenture Event of Default has occurred and is continuing under the Indenture, the Owner Trustee will be entitled to exercise all of its rights under the Charter and under the other Operative Documents, subject to certain specific exceptions (including with respect to amendments, waivers, modifications and consents under specified provisions of certain of the Operative Documents). The assignment by the Owner Trustee to the Indenture Trustee of its rights under the Charter and the other Operative Documents also excludes its rights in respect of Excepted Payments. (Indenture, Granting Clause, Sections 6.08 and 9.02) For a description of certain other rights of the Owner Trustee, as shipowner under the Charter, see "Description of the Charter--The Charter--Charter Events of Default."

  Funds, if any, held from time to time by the Indenture Trustee pursuant to any Operative Document will be invested and reinvested in Permitted Investments by the Indenture Trustee at the direction of the Charterer acting as agent of the Owner Trustee. The Charterer, on behalf and as agent of the Owner Trustee, is required to pay on demand to the Indenture Trustee the amount of any loss resulting from any such investment. So long as no Charter Event of Default has occurred and is continuing under the Charter, the Charterer is entitled to receive any profits made from such investments. (Charter, Section 21(g); Indenture, Section 7.04)

 The Ship Mortgage

  The Owner Trustee of the Vessel will grant to the Indenture Trustee a first preferred ship mortgage (the "Ship Mortgage") covering the Vessel to secure the payment of the Secured Note (subject to the Charterer's rights under the Charter including, without limitation, the right of quiet enjoyment and permitted liens).

ADDITIONAL NOTES

  Additional Secured Notes ("Additional Notes") may be issued under the Indenture and secured by the Indenture and the Ship Mortgage, at any time and from time to time, to finance the cost of certain modifications, alterations, additions and improvements to the Vessel (the "Modifications"); provided that certain conditions set forth in the Indenture are satisfied, including, among other things, that (i) after giving effect to the issuance of the Additional Notes, the aggregate principal amount of the Secured Note and any such Additional Note will not exceed 80% of the Fair Market Sales Value of the Vessel (taking into account the value of such Modifications), (ii) the aggregate principal amount of the Additional Notes issued in connection with such Modifications shall not exceed 100% of the cost of such Modifications,
(iii) the date of maturity of the Additional Notes will not extend beyond the end of the Base Charter Term and (iv) no Charter Event of Default under the Charter or Indenture Event of Default under the Indenture will have occurred and be continuing on the date of issuance of the Additional Notes. Any Additional Notes may be issued to persons or entities (including, without limitation, Mobil affiliates) other than the Pass Through Trustee. (Indenture,
Section 2.08)

  The terms, conditions and designations of any Additional Notes will be set forth in a supplement to the Indenture. (Indenture, Section 2.08) In addition, Charter Hire and other amounts payable by the Charterer under the Charter will be adjusted to the extent necessary to provide Charter Hire sufficient to provide for the payment, when due, of all scheduled payments of principal of, premium, if any, and interest on the Secured Notes, including any Additional Notes. (Indenture, Section 2.08) The Additional Notes will not rank senior in any respect, but may be subordinate to the Secured Note issued in respect of the Pass Through Certificate sold pursuant to this Offering. (Indenture, Section 2.10)

LIMITATION OF LIABILITY

  The Secured Note issued under the Indenture is not a direct obligation of, or guaranteed by, the Charterer, the Owner Trustee, the Owner Participant or Mobil. None of the Owner Trustee, the Owner Participant or the Indenture Trustee, or any affiliates thereof, shall be personally liable to the holder of the Secured Note or, in the case of the Owner Trustee and Owner Participant, to the Indenture Trustee for any amounts payable under the Secured Note or, except as provided in the Operative Documents, for any liability under the Indenture. All payments of principal of, premium, if any, and interest on the Secured Note (other than payments made in connection with an optional redemption or purchase by the Owner Trustee or the Owner Participant) will be made only from the Indenture Estate or the income and proceeds received by the Indenture Trustee therefrom (including payments made by the Charterer under the Charter and payments, if any, made by Mobil under the Parent Guaranty). (Indenture, Section 2.02)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

  The Charterer will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets to another corporation unless such Charterer is the continuing corporation or, among other things, (a) the successor entity formed by such consolidation or into which the Charterer is merged or the Person which acquires by conveyance, transfer or charter all or substantially all of the assets of the Charterer as an entirety shall expressly assume all of the obligations of the Charterer under the Operative Documents; (b) the Vessel is not disqualified from engaging in U.S. coastwise trade under the Shipping Act by reason of such consolidation, merger or transfer; and (c) the Guaranty shall remain in full force and effect, and the Guarantor shall confirm in writing that such is the case to the Owner Participant, the Owner Trustee and the Indenture Trustee. (Participation Agreement, Section 10.2)

  Pursuant to the Parent Guaranty, Mobil will be prohibited from consolidating with or merging into any other corporation, dissolving or selling or disposing of all or substantially all of its assets to another corporation, unless Mobil is the continuing corporation or such successor or transferee expressly and unconditionally assumes the punctual performance and observance of all covenants, conditions and obligations of Mobil under such Parent Guaranty.

INDENTURE EVENTS OF DEFAULT, CURE, NOTICE AND WAIVER

  Events of Default under the Indenture include: (a) a Charter Event of Default (other than nonpayment of any Excepted Payment) that shall have occurred and be continuing, (b) to the extent not arising from clause (a) above, any payment of principal of, Make-Whole Amount, if any, or interest on any Secured Note shall not have been made when due and such default shall have continued unremedied for 10 Business Days after the same shall have become due and payable, (c) the assignment or pledge by the Owner Trustee (except as permitted under the Operative Documents) of any of its right, title or interest in the Indenture Estate thereby assigned to anyone other than the Indenture Trustee, or the failure by the Owner Trustee or the Owner Participant in their individual or trust capacities as the case may be, to perform or observe in any material respect any covenant or agreement contained in the Indenture or any other Operative Document (other than the Tax Indemnity Agreement) (i) which failure, assignment or pledge shall have continued for a period of 30 days after receipt of notice by the Owner Trustee, or the Owner Participant from the Indenture Trustee or the holder of the Secured Note specifying such failure, assignment or pledge and requiring it to be remedied, or (ii) if such failure is remediable and the Owner Trustee, or the Owner Participant is diligently attempting to remedy such failure, such failure shall continue for a period of 180 days after receipt of notice thereof, (d) any representation or warranty made by the Owner Trustee or the Owner Participant in the Participation Agreement being inaccurate in any material respect as of the date made unless such inaccurate representation or warranty shall not be material to the recipient thereof at the time the notice referred to below is received by the Owner Trustee or the Owner Participant or any material adverse effect is cured or corrected within 30 days after receipt of written notice to the Owner Trustee or the Owner Participant from the Indenture Trustee; provided that, if such material adverse effect is capable of being remedied and the Owner Trustee, or the Owner Participant is diligently attempting to remedy such effect, such person shall have 90 days after receipt of written notice thereof to remedy such material adverse effect, or (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Owner Participant or Owner Trustee. (Indenture, Section 5.02)

  If the Charterer fails to make any Base Charter Hire payment under the Charter within ten Business Days after the same has become due, the Indenture Trustee may not exercise remedies under the Charter or declare the Secured Notes to be due and payable or exercise any other remedies under the Indenture until eleven days after the tenth Business Day of such failure. If the Owner Trustee furnishes to the Indenture Trustee the amount of such Base Charter Hire payment, together with interest thereon on account of the delayed payment thereof, within such eleven day period, the Indenture Trustee and holders of the Secured Notes may not exercise any remedies otherwise available under the Indenture or the Charter as the result of such failure. The Owner Trustee's rights to cure an Indenture Event of Default resulting from the failure of the Charterer to pay Base Charter Hire under the Charter will be limited to the right to cure an aggregate of six defaults, or three consecutive defaults, under such Charter and may only be exercised as long as no other Indenture Event of Default has occurred and is continuing under the Indenture. The Owner Trustee or Owner Participant may also cure any other default by the Charterer in the performance of its obligations under the Charter and the other Operative Documents and any other Charter Event of Default if (but only if) the performance or observance of such obligations or the cure of such Charter Event of Default can be effected by the payment of money alone. Such cure rights may be exercised as long as no other Indenture Event of Default has occurred and is continuing under the Indenture at any time prior to the day which is the later of (x) the eleventh day subsequent to the date notice of such default or Charter Event of Default is delivered by the Indenture Trustee to the Owner Trustee or Owner Participant and (y) the eleventh day subsequent to the expiration of the grace period, if any. During such eleven day period, the Indenture Trustee may not exercise remedies under the Charter or declare the Secured Notes to be payable or otherwise exercise remedies under the Indenture. (Indenture, Section 5.03(a))

  To the extent of any payment made by the Owner Participant or the Owner Trustee described in the preceding paragraph, the Owner Participant or the Owner Trustee shall be subrogated to the rights of the holders of the Secured Notes to receive from the Indenture Trustee the payment of Base Charter Hire or other amount for which such payment was made by such Owner Participant or Owner Trustee, as the case may be, and such Owner Participant or Owner Trustee, as the case may be, shall be entitled to receive payment from such Indenture Trustee upon receipt thereof by the Indenture Trustee; provided, however, that no such amount shall be paid over to the Owner Participant or Owner Trustee, as the case may be, unless all principal and interest on the Secured Notes then due and payable and any other amounts then due and payable under the Secured Notes and the Indenture shall have been paid in full and no Indenture Event of Default has occurred and is continuing; provided further, however, that neither the Owner Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Charterer pursuant to Section 5.03(a) of the Indenture except by demanding of the Charterer payment of such amount or by commencing an action against the Charterer to require payment of such amount. Upon exercising any such cure rights, neither such Owner Participant nor such Owner Trustee shall obtain any lien on the applicable Indenture Estate or Trust Estate on account of such payment, nor shall any claim of the Owner Trustee or Owner Participant against the Charterer for the repayment thereof impair the prior right and security interest of the Indenture Trustee in and to the Indenture Estate. (Indenture, Section 5.03(b) and (c))

  Pursuant to the Indenture, during the occurrence and continuance of an Indenture Event of Default of which the Indenture Trustee has Actual Knowledge, all payments under the Charter (other than Excepted Payments) or any other Operative Documents will upon notice to the Charterer become immediately payable by the Charterer to the Indenture Trustee, and the Indenture Trustee shall withhold any amounts otherwise payable to the Owner Trustee until the earliest to occur of (i) the first Business Day following the date that is 180 days after the Indenture Trustee received such amount and
(ii) the date that such Indenture Event of Default is no longer continuing (in each of which cases described in clauses (i) and (ii) such amounts shall be distributed to the Owner Trustee, unless, prior thereto, the Secured Notes shall have been accelerated or the Indenture Trustee shall have given notice to the Owner Trustee of its intention to accelerate the Secured Notes or the Indenture Trustee shall have served notice of its intent to declare the Charter to be in default (in which case such amounts shall be applied as provided in the Indenture)). (Indenture, Section 4.01(b))

  The holders of a majority in aggregate principal amount of the Secured Notes, by written directive to the Indenture Trustee, may direct the Indenture Trustee to waive any past default under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on, or other amounts due under the Secured Notes or a default in respect of any covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of such Secured Note and, provided that no such waiver shall extend to any subsequent or other Indenture Event of Default. (Indenture, Section 5.08)

REMEDIES

  If an Indenture Event of Default shall occur and be continuing, the Indenture Trustee may, and when instructed by the holders of a majority in aggregate principal amount of the Secured Notes outstanding under the Indenture shall, declare the unpaid principal of the Secured Notes issued thereunder due and payable, together with all accrued but unpaid interest thereon. (Indenture, Section 5.04) The holders of a majority in aggregate principal amount of the Secured Notes outstanding under the Indenture may rescind and annul any such declaration by the Indenture Trustee at any time before any judgment or decree for the payment of the monies due, or any portion thereof, shall be entered, if (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of principal of, premium, if any, and interest on the Secured Notes that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default have been cured or waived. (Indenture, Section 5.04(c))

  The Indenture provides that, if an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including (if the Charter has been declared in default) one or more of the remedies under the Charter with respect to the Indenture Estate subject to the Charter. See "Description of the Charter--The Charter--Charter Events of Default" in this Prospectus Supplement. The Indenture Trustee is not allowed to sell, assign, transfer or deliver any of the Indenture Estate or take possession of the Indenture Estate unless the Secured Notes shall have been accelerated. The Indenture Trustee is required to give the Owner Trustee and the Charterer 10 Business Days' advance notice (five Business Days' advance notice of its intent to accelerate the Secured Notes except in the case of certain bankruptcy accelerations) of its intent to exercise remedies. Remedies under the Charter may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee. (Indenture, Section 5.04(a)) Provided no Charter Event of Default shall have occurred and be continuing, the Indenture Trustee agrees it will not exercise any remedies under the Indenture, the Ship Mortgage or any other Operative Document in such a manner that disqualifies the Vessel from engaging in U.S. coastwise trade.

  The Indenture Trustee's right to exercise foreclosure remedies under the Indenture is subject in certain circumstances to its having proceeded to declare the Charter to be in default and to exercise remedies seeking to terminate the Charter, unless at the time the Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case the Indenture trustee has agreed to refrain from exercising remedies under the Indenture for a period until the later of (i) the expiration of a period of 60 days from the commencement of such prohibition and (ii) the expiration of an additional period commencing on the day immediately following the expiration of such 60-day period and ending on the earliest of (x) the 180th day after the relevant stay or prohibition is imposed, (y) the occurrence of any additional Indenture Event of Default during such additional period and (z) rejection of the Charter. (Indenture, Section 5.04(a)) In the event the Charterer were a debtor in a proceeding under Title 11, United States Code (the "Bankruptcy Code"), the automatic stay provisions of the Bankruptcy Code would bar the Indenture Trustee from exercising remedies under the Charter, and the Indenture Trustee would thus be restricted from exercising remedies under the Indenture.

  The Indenture provides that if the Indenture Trustee has actual knowledge of any Indenture Event of Default under the Indenture (or an event which, after the giving of notice or the lapse of time, or both, would become an Indenture Event of Default), any failure on the part of the Charterer to make any payment of Charter Hire when due or any Event of Loss, the Indenture Trustee will give prompt notice of such event to the Owner Trustee, the Owner Participant and the Charterer and, within 90 days after obtaining such actual knowledge, mail to the holders of the Secured Notes notice of any such Indenture Event of Default unless, in each case, such Indenture Event of Default has been remedied before the giving of such notice.

  The holders of a majority in aggregate principal amount of the Secured Notes may instruct the Indenture Trustee to give such notice, consent or direction or exercise such right, remedy or power under the Indenture or Charter or in respect of the Indenture Estate or take such other action as shall be specified in such instruction, provided that such action is authorized to be taken under the Indenture. If the Indenture Trustee has not received such instruction from the holders of the Secured Notes within 20 days after mailing of the notice described in the first sentence of this paragraph, the Indenture Trustee may take such action, or refrain from taking such action, but will be under no duty to take or refrain from taking any action, with respect to the Indenture Event of Default, Event of Loss or fact as it determines to be advisable and in the best interest of the holders of the Secured Notes. In any such event, however, the Indenture provides that the Indenture Trustee will not be required to take any action or refrain from taking any action instructed to be taken or refrained from being taken unless the Indenture Trustee has been indemnified to its reasonable satisfaction against any liability in the performance of any of its duties under the Indenture. (Indenture, Sections 6.01, 6.02, 6.04)

  If an Indenture Event of Default occurs and is continuing under the Indenture and the Indenture Trustee (as security assignee) has declared the Charter to be in default or the Secured Notes have been accelerated, any sums held or received by the Indenture Trustee will be applied, first, to reimburse the Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due the Indenture Trustee, second, to reimburse the holders of the Secured Notes for any amounts paid to indemnify the Indenture Trustee as provided in the Indenture, third, to payment in full of the aggregate unpaid principal amount of the Secured Notes and all accrued but unpaid interest thereon to the date of distribution, fourth, to payment of all other amounts payable to the holder of the Secured Notes pursuant to the Participation Agreement or any other Operative Document, and fifth, for distribution to the Owner Trustee in accordance with the Trust Agreement. (Indenture, Section 4.03)

  In the event of the bankruptcy, insolvency, receivership or like proceedings involving the Owner Participant, it is possible that, notwithstanding that the Vessel is owned by the Owner Trustee in trust, the Vessel, the Charter, the Parent Guaranty and the Secured Notes could become part of such bankruptcy proceeding. In such event, payments under the Charter, the Parent Guaranty or the Secured Notes could be interrupted and the ability of the Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Charter, the Parent Guaranty and the Vessel.

MODIFICATION OF AGREEMENTS

  Without the consent of the holders of a majority in aggregate principal amount of the Secured Notes outstanding under the Indenture, the provisions of the Indenture, the Charter, the Participation Agreement and the Trust Agreement and any other Operative Documents may not be amended or modified, except to the extent indicated below.

  Certain provisions of the Indenture, the Charter, the Participation Agreement and the Trust Agreement and any other Operative Document may be modified, amended or supplemented by the parties thereto without the consent of the holders of the Secured Notes so long as no Indenture Event of Default shall have occurred and be continuing thereunder. In the case of the Charter, such provisions include, among others, provisions relating to (i) payments under the Charter and other payments, except to the extent indicated in clause
(f) of the following paragraph, (ii) the maintenance of the Vessel, modifications to the Vessel and the return to the Owner Trustee of the Vessel at the end of the Charter Term and (iii) the renewal of the Charter. (Indenture, Section 9.02)

  Without the consent of each holder of a Secured Note, no amendment or modification of the Indenture or any Operative Document may (a) change the stated maturity or reduce the principal amount of, or premium, if any, or interest payable on the Secured Notes issued under the Indenture or impair the right to institute suit for the enforcement of any such payment or change mandatory or optional prepayment provisions or change the date or place on which, or the coin or currency in which, any principal or premium, if any, or interest is due and payable, (b) create any lien with respect to the property subject to the Lien of the Indenture, except as permitted in the Indenture, or deprive the holders of the Secured Notes issued thereunder of the benefit of the Lien of the Indenture, (c) change the percentage in principal amount of the Secured Notes issued necessary to modify or amend any provision of the Indenture or any other Operative Document or to waive compliance therewith,
(d) modify the definitions of "Indenture Default," "Indenture Event of Default," "Majority in Interest of Holders of Notes," "Charter Default" or "Charter Event of Default," (e) modify the order of priority of payments under such Indenture, (f) except as provided in the Indenture, reduce the amount or change the time of any payment of Charter Hire under the Charter, except as provided therein or in the Participation Agreement, (g) modify the requirements for supplementing or amending the Indenture, (h) amend the Charter or the Parent Guaranty releasing the Charterer or Mobil from its respective payment obligations thereunder or changing the absolute and unconditional character of such obligations or (i) modify the indemnity provisions of any Operative Documents in any manner materially adverse to the interests of the holders of the Secured Notes. (Indenture, Section 9.02(b))

  Without the consent of the holders of the Secured Notes, and at any time from time to time, the Indenture Trustee and the Owner Trustee may enter into one or more supplements or amendments to the Indenture, among other things,
(i) to subject additional property to the lien of the Indenture, (ii) to correct or amplify the description of any property subject to the lien of the Indenture, (iii) to add to the covenants of the Owner Trustee and to surrender any right or power conferred upon the Owner Trustee, the Owner Participant or the Charterer, (iv) to cure any ambiguity or to correct any mistake in the Secured Notes which may be inconsistent with other provisions of the Indenture, (v) to provide for the assumption by the Charterer of the obligations of the Owner Trustee under the Indenture as described under "Description of the Secured Note--Assumption of Secured Note Under Certain Circumstances" in this Prospectus Supplement, (vi) to evidence the succession of a new Owner Trustee or Indenture Trustee, (vii) to add to the rights of the holders of the Secured Notes or (viii) to provide for the establishment and issuance of Additional Notes as described under "Description of the Secured Note--Additional Notes" in this Prospectus Supplement, or refunding the Secured Notes in connection with a refinancing of the Secured Notes. (Indenture, Section 9.01)

ASSUMPTION OF SECURED NOTES UNDER CERTAIN CIRCUMSTANCES

  If the Charterer purchases the Vessel upon the exercise of its purchase options described below under "Description of the Charter--The Charter-- Charterer Purchase Options," the Charterer may assume all of the rights and obligations of the Owner Trustee under the Indenture (other than its obligations in its individual capacity), including the obligation to make payments in respect of the Secured Notes issued thereunder. In such event, certain relevant provisions of the Charter, including (among others) provisions relating to maintenance, possession and use of the Vessel, liens, insurance and events of default will be incorporated into the Indenture, and the outstanding Secured Notes issued under the Indenture will not be redeemed and will continue to be secured by the Vessel. Upon such assumption, the Owner Trustee will be released from all obligations with respect to the Secured Notes. As a condition to such assumption, the Charterer must deliver to the Indenture Trustee an opinion of counsel to the effect that holders of the Secured Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such assumption. The Charterer may not effect such assumption if any event which constitutes an Indenture Event of Default shall be continuing after giving effect to such assumption. (Indenture, Section 3.04; Participation Agreement, Section 11.6)

                          DESCRIPTION OF THE CHARTER

THE CHARTER

 Term and Hire

  The Owner Trustee will demise charter the Vessel to the Charterer pursuant to the Charter. The Charter commences on the Funding Date (or such later date as agreed to by the Charterer, the Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant) and expires at midnight on January 31, 2016, unless earlier terminated as described or extended as described herein. (Charter, Section 3) The Charterer has the sole responsibility and obligation to make all payments due under the Charter, including, without limitation, payments of Base Charter Hire, Supplemental Charter Hire, Stipulated Loss Value and Termination Value (Charter, Section
3). The Charterer's obligation to make payments under the Charter is guaranteed by Mobil under the Parent Guaranty. (Parent Guaranty, Article 2)

  The Owner Trustee's right to receive payments under the Charter and other amounts payable under the Operative Documents (other than Excepted Payments) has been assigned under the Indenture to the Indenture Trustee. Such payments will be used to make scheduled payments of principal and accrued and unpaid interest then due on the Secured Note issued under the Indenture, which will furnish the funds to be distributed to the Pass Through Trustee and thereafter to the Certificateholders. The Charterer's obligation to make payments of Charter Hire under the Charter is an absolute, irrevocable and unconditional obligation of the Charterer and shall not be affected by any circumstance, including, without limitation: any right to abatement, reduction, setoff, defense, counterclaim or recoupment respecting Charter Hire, Stipulated Loss Value or Termination Value for any reason based on any claim the Charterer may have against the Trust Company, the Owner Trustee, Owner Participant, the Builder, the Indenture Trustee or any other Person. (Charter, Section 3) The Charterer's obligations under the Charter are irrevocably and unconditionally guaranteed by Mobil under the Parent Guaranty. (Parent Guaranty, Article 2)

  Payments of Base Charter Hire due to the Owner Trustee under the Charter will be payable directly to the Indenture Trustee on January 31 and July 31 in each year (or, if such day is not a Business Day, on the next succeeding Business Day without interest) commencing on January 31, 1998 and ending on July 31, 2015, and shall be paid to the Indenture Trustee, as assignee of the Owner Trustee. (Charter, Sections 3 and 16(a)(ii); Indenture, Granting Clause) Base Charter Hire and other amounts payable under the Charter will be sufficient to pay in full all payments of principal and interest on the Secured Note. (Charter, Section 3(h)) In certain cases, Base Charter Hire payments under the Charter may be adjusted, but adjusted Base Charter Hire payments may never be less than the scheduled periodic installment payments of principal of and interest on the Secured Note. (Participation Agreement, Section 2.12.2) The balance of any payments of Base Charter Hire under the Charter, after payment of the scheduled principal of and interest payments on the Secured Note, will be paid by the Indenture Trustee to the Owner Trustee or as the Owner Trustee may direct. (Indenture, Section 4.01)

 Net Charter: Use and Maintenance

  The obligations of the Charterer under the Charter shall be those of a charterer under a "net charter". (Charter, Section 3(i)) The Charterer is obligated, at its expense, to pay all costs and expenses of maintaining and preserving the Vessel. (Charter, Section 6) At all times during the Charter Term, the Charterer, at its own expense, shall operate and maintain (or cause any Permitted Subcharterer to operate and maintain) the Vessel in accordance with the established maintenance and repair programs in effect for affiliates of Mobil for similar vessels so as to keep the Vessel in (a) good working order and condition, ordinary wear and tear excepted, and (b) compliance, in all material respects, with applicable Government Rules and requirements of the American Bureau of Shipping ("ABS") (except to the extent (i) the Charterer is permitted to contest such Government Rules or ABS requirements,
(ii) an exemption from compliance therewith is obtained or (iii) good faith efforts and appropriate steps to comply are being taken; so long as, in the case of clauses (i) and (ii), such contest or failure of compliance does not result in any material risk of (x) the sale, forfeiture or loss of the Vessel or title thereto, (y) interference with the payment of Base Charter Hire when due or (z) the imposition of any criminal liability on the Owner Trustee, the Indenture Trustee or the Owner Participant. (Charter, Section 6(a))

 Modifications and Alterations

  At all times during the Charter Term, the Charterer shall make (or cause to be made) all Modifications to the Vessel as may be required from time to time to comply in all material respects with applicable Government Rules or ABS requirements, unless the Charterer shall have elected to terminate the Charter. The Charterer shall complete (or cause to be completed) all such Modifications in a good and workmanlike manner, with reasonable dispatch and (but only to the extent practicable) in a manner which does not decrease (except to a de minimis extent) the Fair Market Sales Value of the Vessel or decrease the remaining useful life, utility or residual value of the Vessel or cause the Vessel to become "limited use property." The Charterer may make (or allow to be made) other Modifications to the Vessel, at its own cost and expense and without the consent of the Owner Trustee or the Indenture Trustee; provided that such other Modifications (i) are done in a good and workmanlike manner, (ii) do not reduce (except to a de minimis extent) the Fair Market Sales Value, remaining useful life, utility or residual value of the Vessel below such value immediately prior to the other Modifications being made and
(iii) do not cause the Vessel to become "limited use property." Title to all Modifications to the Vessel that are not severable or that are required by any ABS requirement or Governmental Rule or that are financed by the Owner Trustee shall vest in the Owner Trustee free and clear of all Liens, except Permitted Liens. (Charter, Section 8)

 Subcharter and Assignment

  The Charterer may, without the consent of the Owner Trustee, the Owner Participant, the Indenture Trustee or the Pass Through Trustee or any other Person, at any time and from time to time, assign the Charter and its interests and rights thereunder to any Person, so long as, among other conditions, (i) after giving effect to such assignment, the Parent Guaranty remains in full force and effect and constitutes a full and unconditional guaranty of the obligations of the assignee under the Charter to the same extent as the guaranty of the Charterer's obligations under the Charter prior to giving effect to any such assignment, (ii) no Specified Charter Events of Default is continuing on the date any such assignment is effected or after giving effect to such assignment and (iii) such assignment shall not subject the Owner Trustee or the Owner Participant to regulation by any Governmental Authority to which they would not have been subject but for such assignment.

  The Charterer may, without the consent of the Owner Trustee, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, at any time and from time to time, subcharter the Vessel to another Person or Persons; provided that (i) such subcharter is expressly subject and subordinate to the Charter (and such subcharter contains a provision providing that any subcharter permitted thereunder shall be so subject and subordinate) and in no event continues beyond the Charter Term, (ii) the Charterer remains primarily liable under the Charter and under the other Operative Documents to which it is a party as though no such subcharter was in existence and (iii) the Parent Guaranty remains in full force and effect. Any subcharterer under a subcharter permitted under the Charter may sub-subcharter the Vessel to another person under a sub-subcharter that otherwise complies with the provisions of the Charter applicable to a subcharter thereunder. The Charterer intends to initially subcharter the Vessel to Mobil Oil Corporation pursuant to an Initial Subcharter. (Charter, Section 16)

 Liens

  The Vessel will be maintained free of Liens other than (a) the respective rights and interests of the Charterer, the Operator, any subcharterer, the Owner Participant, the Owner Trustee and the Indenture Trustee, as provided in the Operative Documents, (b) the rights of the Charterer under the Charter, including, without limitation, the rights of the Operator or any subcharterer or any other assignee under a subcharter, assignment or other agreement permitted by the terms of the Charter, (c) Liens attributable to the Owner Trustee, the Trust Company, the Owner Participant, the Loan Participant and the Indenture Trustee, (d) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Vessel or any material part thereof or title thereto or any interest therein, (e) salvage, general average, seamen's, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's or other like Liens, arising in the ordinary course of business of the Charterer, the Operator, any subcharterer or assignee under any subcharter or assignment or other agreement permitted by the Charter, or arising in the course of constructing, repairing, equipping or overhauling or modifying the Vessel or any part thereof, for amounts not more than sixty (60) days past due or being contested in good faith by appropriate proceedings, (f) Liens that are being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Vessel or any material part thereof or title thereto or interest therein, (g) Liens arising out of judgments or awards against the Charterer or any subcharterer with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, a stay of execution pending such appeal or proceeding has been secured, and during such proceeding there is no material danger of the sale, forfeiture or loss of any part of the Vessel or title thereto or any interest therein, (h) Liens that do not materially adversely affect the use of the Vessel for its intended purpose, and (i) Liens that arise upon the occurrence of or after an Event of Loss or during any period in which the use of the Vessel has been requisitioned by the United States.

 Insurance

  At all times during the Charter Term, the Charterer will, at its own cost and expense, maintain protection and indemnity insurance (including pollution liability insurance), to the extent such insurance is commercially available, on or with respect to the Vessel in such amounts and in such forms as are consistent with the practice of the Charterer for other similar vessels owned or chartered by it or its affiliates. (Charter, Section 10) Any such insurance coverage may be subject to such deductible amounts and self-insured retentions as are consistent with the practice of affiliates of Mobil engaged in maritime transportation for other properties similar to the Vessel owned or chartered by such affiliates. If consistent with the requirements of the Charter, such insurance may be carried under blanket policies maintained by or on behalf of the Charterer and may be carried by insurers that are affiliates of Mobil.

  Any liability insurance policy maintained by or on behalf of the Charterer under the Charter shall name the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee as additional insureds. In addition, any such liability insurance policy shall be primary without contribution of any other insurance covered by or on behalf of the Owner Trustee, the Indenture Trustee, the Owner Participant and the Pass Through Trustee. Except in certain circumstances in connection with an Event of Loss to the Vessel, all amounts payable under insurance coverage, if any, maintained by the Charterer in respect of property damage will be payable to, or at the direction of, the Charterer. In addition, each of the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee, the Charterer, any subcharterer and any operator is entitled to maintain additional insurance coverage with respect to the risks as each such Person, as the case may be, shall determine for its own benefit and at its own expense; provided that no such insurance carried by the Owner Trustee, the Owner Participant, the Indenture Trustee or the Pass Through Trustee shall prevent the Charterer or any operator of the Vessel or any subcharterer from, or increase the cost to the Charterer, such operator or such subcharterer of, obtaining insurance respecting the Vessel as the Charterer, such operator or such subcharter wishes. (Charter, Section 10)

 Voluntary Termination

  If, at any time on or after the fifth anniversary of the Funding Date, the Vessel is obsolete, uneconomic or surplus to the Charterer's needs (including because of the imposition of burdensome Governmental Rules or any change in law or a Government Rule that makes the Vessel ineligible for U.S. coastwise trade), then the Charterer has the right, upon 120 days' prior written notice to the Owner Trustee, to terminate the Charter (the "Termination Date"). If the Charterer elects so to terminate the Charter and the Owner Trustee has not elected to retain the Vessel, then the Charterer shall, as agent for the Owner Trustee, use commercially reasonable efforts to solicit bids for the cash purchase of the Vessel on the Termination Date. On the Termination Date, the Owner Trustee will be obligated to transfer its interest in the Vessel to the highest bona fide cash bidder and certain other conditions. If the Vessel is sold, the Owner Trustee shall retain the total net sales price thereof and the Charterer will be obligated to pay to the Owner Trustee all Base Charter Hire and all Supplemental Charter Hire due and owing on or prior to the Termination Date, as well as reasonable out-of-pocket expenses incurred by the Owner Trustee and the Owner Participant in connection with such sale. If the Owner Trustee elects to retain the Vessel, the Charterer will be obligated to pay all accrued, due and unpaid Base Charter Hire and all Supplemental Charter Hire then due and owing (including premium, if any), and the Owner Trustee will be obligated to pay to the Indenture Trustee an amount equal to the unpaid principal amount of, premium, if any, and accrued and unpaid interest on, the Secured Notes. If the Owner Trustee fails to make such payment, the Charterer's termination election will be deemed to have been revoked. All funds to be paid or deposited with the Owner Trustee as described in this paragraph shall, so long as the Indenture shall not have been discharged, be deposited directly with the Indenture Trustee and shall be applied to redeem in full the Secured Notes as provided in the Indenture. Amounts in excess of amounts applied to redeem the Secured Notes in accordance with the Indenture will be distributed by the Indenture Trustee in accordance with the terms of the Indenture. The lien of the Indenture will terminate with respect to the Vessel after the Termination Value thereof has been paid in full and all other amounts then due and payable have been paid and, if all amounts due the Owner Participant have also been paid, the Charter shall also terminate with respect to the Vessel. The Charterer will be entitled, subject to certain limitations, to revoke its termination election not less than 25 days prior to the Termination Date.

  If no sale or retention of the Vessel shall have occurred by the Termination Date, the Charter will continue in full force and effect.

 Charterer Purchase Options

  The Charterer shall have certain options to purchase the Vessel at the end of the term of the Charter. During the term of the Charter, in addition to the options described above under "Description of the Charter--The Charter-- Voluntary Termination", the Charterer shall have the option to purchase the
Vessel:

      (a)on January 31, 2005, July 31, 2009 and July 31, 2012,     ;

      (b)on any one of several special purchase dates following notice by the Charterer to the Owner Trustee that certain Modifications are proposed to be made with respect to the Vessel and (x) such Modifications are prohibited by the terms of the Charter or are not permitted by certain tax rules, or (y) such Modifications will not be financed through the issuance of Additional Notes; or

      (c)if, in the reasonable judgment of a responsible officer of the Charterer, the Vessel is ineligible for U.S. coastwise trade.

  In each case, the purchase price payable by the Charterer, together with all other amounts payable by the Charterer in connection with such purchase shall be sufficient to pay the unpaid principal amount of and accrued interest on plus, if the termination of the Charter occurs prior to the Premium Termination Date, the Make-Whole Amount, if any, on the Secured Notes.

 Event of Loss

  In the event the Vessel suffers an Event of Loss, the Charterer will be obligated to notify the Owner Trustee, the Owner Participant and the Indenture Trustee of the occurrence thereof and to pay the Stipulated Loss Value not later than 180 days after the Loss Termination Date and all Charter Hire due and owing prior to such Loss

Termination Date. Upon full payment of the Stipulated Loss Value and the Charter Hire, (A) the Charter and the obligations of the Charterer thereunder shall terminate as of the Loss Termination Date (other than those provisions which by their terms survive the termination or expiration of the Charter),
(B) the Owner Trustee shall transfer all right, title and interest of the Owner Trustee in and to the Vessel, "as is and where is" to the Charterer or as the Charterer shall direct, and the Owner Trustee shall warrant that it is transferring whatever title that it received on the Funding Date and that the Vessel is free and clear of the Liens of the Owner Trustee and the Owner Participant, but otherwise without representation or warranty, (C) the Owner Trustee shall, at the Charterer's expense, execute and deliver to the Charterer or as the Charterer shall direct a bill of sale and assignment and such other instruments and documents as the Charterer may reasonably request to evidence the valid consummation of such transfer and (D) the Charterer shall be entitled to all awards and insurance and other proceeds with respect to any Event of Loss.

  Upon the occurrence of an Event of Loss, except an Event of Loss of the type described in clause (g) of the definition thereof provided below, the Charterer shall have the option, in lieu of paying the Stipulated Loss Value, within 180 days of the Event of Loss, of substituting a vessel of at least Fair Market Sales Value and utility and with a remaining useful life and residual value as the Vessel immediately prior to such Event of Loss, and which is not "limited use property" within the meaning of Revenue Procedure 76-30 and any amendment or modification thereof, and title to the substitute vessel shall immediately vest in the Owner Trustee to the same extent as the Vessel.

  An Event of Loss with respect to the Vessel is defined to include (a) actual or constructive loss of the Vessel, (b) the Vessel becoming unfit for commercial use, (c) the theft or disappearance of the Vessel for a period in excess of 30 days, (d) the Vessel becoming worn out, or destroyed, or suffering damage (which damage, in the Charterer's reasonable, good faith opinion renders repair or replacement uneconomic), (e) title to the Vessel being taken by any governmental entity by condemnation, confiscation, seizure, requisition or otherwise, (f) use of the Vessel requisitioned (i) by the U.S. government or any agency thereof for a period which has been ongoing for one year and which is reasonably expected to exceed the remaining term of the Charter, (ii) which extends beyond the date which is twelve months prior to the scheduled expiration of the Charter Term or (iii) by any non-U.S. governmental entity for a period in excess of the lesser of 180 days or the remaining Charter Term for the Vessel or (g) the use of the Vessel in the normal course of the Charterer's business having been prohibited for a continuous period in excess of six (6) months as a result of any rule, regulation, order or other action by the U.S. government, unless the Charterer shall have undertaken and be carrying forward steps necessary to permit normal use of the Vessel.

 Charter Events of Default

  Charter Events of Default shall include: (a) the failure to make any payment of Base Charter Hire, Stipulated Loss Value, Termination Value or any purchase price payable pursuant to any of the Purchase Options described in Section 15 of the Charter and, in each case, such failure shall continue for ten Business Days after the date such payment was due, (b) the failure to make payments of Supplemental Charter Hire or any other payment under the Charter or any other amount payable under any other Operative Document and such failure continues for a period of 30 Business Days after notice of such failure to the Charterer from the Owner Trustee, (c) failure by the Charterer to perform or observe any other material covenant or agreement to be performed or observed by it under the Charter or any other Operative Document and such failure shall continue for a period of 30 days after receipt by the Charterer of written notice thereof specifying such failure and requiring it to be remedied from the Owner Trustee (or 270 days after such notice, if such default is susceptible of cure and the Charterer is diligently attempting to cure such default), (d) any material failure by Mobil to perform or observe any covenant or agreement to be performed or observed by it under the Parent Guaranty (other than any covenant or agreement in respect of the Charterer's obligations under the Operative Documents) and such failure shall continue for a period of 30 days after receipt by the Charterer of written notice thereof from the Owner Trustee (or 270 days after such notice, if such default is susceptible of cure and Mobil is diligently attempting to cure such default), (e) any representation or warranty made by the Charterer or Mobil in certain sections of the Operative Documents shall have been materially false when made, unless such inaccuracy shall not be material to the recipient at the time, or any material adverse impact thereof shall have been uncured or uncorrected within 30 days after, written notice thereof from the Owner Trustee (or 270 days after such notice, if such material adverse impact is susceptible of cure, so long as the Charterer or Mobil, as applicable, is diligently attempting to cure such misrepresentation) unless such inaccuracy shall not be material to the recipient of the representation or warranty at the time such written notice was received, (f) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Charterer or Mobil, or (g) the Parent Guaranty shall cease to be in full force and effect or to be the valid, binding and enforceable agreement of Mobil. (Charter, Section 17)

  Upon the occurrence and continuance of a Charter Event of Default under the Charter, the Owner Trustee may declare the Charter to be in default by written notice to the Charterer. Except as provided below, the Owner Trustee may at any time thereafter exercise one or more of the remedies set forth in the Charter, including the right to terminate the Charter, to repossess the Vessel, to sell the Vessel or any part thereof free and clear of the Charterer's rights, and, under certain circumstances, retain the proceeds, and, so long as the Vessel has not been sold, to require the Charterer to pay as liquidated damages unpaid Base Charter Hire and accrued interest plus any one of the following: (a) an amount equal to the excess of the Stipulated Loss Value over the Fair Market Sales Value of the Vessel, as of the payment date specified by the Owner Trustee by written notice to the Charterer (or the last day of the Charter Term, if earlier); (b) an amount equal to the excess of (1) the present value as of such specified payment date of all installments of Base Charter Hire payable on or after such specified payment date during the remaining balance of the Charter Term, discounted semi-annually at a rate per annum equal to the Debt Rate, over (2) the present value as of such specified payment date of the Fair Market Charter Value of the Vessel during the remaining balance of the Charter Term, discounted semi-annually at a rate per annum equal to the Debt Rate; (c) an amount equal to the Stipulated Loss Value as of such specified payment date in which event the Vessel shall be transferred to the Charterer; or (d) an amount equal to the excess, if any, of Stipulated Loss Value for the Vessel, computed as of such specified payment date, over the Fair Market Charter Value of the Vessel during the remaining Charter Term, after discounting such Fair Market Charter Value semi-annually to present value as of such specified payment date at a rate per annum equal to the Debt Rate. If the Vessel has been sold, the Owner Trustee may require the Charterer to pay as liquidated damages an amount equal to the sum of (x) all accrued and unpaid Base Charter Hire and Supplemental Charter Hire plus
(y) the amount of any deficiency between the Stipulated Loss Value and the proceeds of such sale plus (z) interest at the Overdue Rate on all of the foregoing amounts from the date of such sale until the date of payment. (Charter, Article 18)

                              THE PARENT GUARANTY

  Pursuant to the Parent Guaranty with respect to the Vessel, Mobil has irrevocably and unconditionally guaranteed the full and prompt payment of all amounts payable by the Charterer under the Charter, the Participation Agreement and each of the other Operative Documents when and as the same shall become due and payable. The Parent Guaranty is an unsecured obligation of Mobil and is enforceable without any need first to enforce the Charter against the Charterer.

                          THE PARTICIPATION AGREEMENT

  The Charterer is required to indemnify the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee for certain losses, fees and expenses and for certain other matters. (Participation Agreement, Section 12.1) In addition, the Charterer is required to indemnify the Owner Participant, the Owner Trustee and the Indenture Trustee for certain taxes in connection with the ownership, lease, sale or use of the Vessel. (Participation Agreement, Section 12.2) Subject to certain restrictions, the Owner Participant may transfer its interest in the Vessel. (Participation Agreement, Section 13)

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following summary and the section of the accompanying Prospectus entitled "Federal Income Tax Consequences" describe certain material and generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Pass Through Certificates offered hereby. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of federal income tax consequences set forth in the accompanying Prospectus. Except as otherwise specified, this summary is addressed to beneficial owners of Pass Through Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. Persons") that will hold the Pass Through Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Pass Through Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Pass Through Certificates at the public offering price as part of the initial offering thereof. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Pass Through Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

  The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective purchasers should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. The Pass Through Trust is not indemnified for any federal income taxes that may be imposed upon it, and the imposition of such taxes on the Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of the Pass Through Trust. In connection with the offering of the Pass Through Certificates, Mobil and the Charterer will receive an opinion from Haight Gardner Holland & Knight (a law office of Holland & Knight
LLP) that, based upon the applicable law in effect on the Closing Date, the following summary together with the section of the accompanying Prospectus entitled "Federal Income Tax Consequences" properly describes in general the anticipated principal United States federal income tax consequences of acquiring, holding and disposing of Pass Through Certificates.

  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PASS THROUGH CERTIFICATES.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

  A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the Secured Note and any other property held by the Pass Through Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Secured Note will be taxable as ordinary income as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of the Secured Note will be treated as capital gain.

  Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting for U.S. federal income tax purposes, its pro rata share of fees and expenses paid or incurred by the Pass Through Trust as provided in
Section 162 or 212 of the Code. Certain fees and expenses will be borne by parties other than the

Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Pass Through Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

SALE OR OTHER DISPOSITION OF THE PASS THROUGH CERTIFICATES

  A Certificateholder that sells a Pass Through Certificate will recognize gain or loss equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income) and the Certificateholder's adjusted tax basis in the Pass Through Certificate. Subject to the market discount provisions of the Code (described in the summary of federal income tax consequences set forth in the accompanying Prospectus), any such gain or loss will be capital gain or loss if the Certificateholder held the Pass Through Certificate as a capital asset and will be long-term capital gain or loss if the Certificateholder held the Pass Through Certificate for more than 18 months and will be medium-term capital gain or loss if the Certificateholder held the Pass Through Certificate for more than one year but not more than 18 months. Any long-term capital gain or medium-term capital gain realized will be taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum marginal rate of 20% (10% for individuals in a 15% tax bracket) in the case of long-term capital gain or 28% in the case of medium-term capital gain. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

FOREIGN CERTIFICATEHOLDERS

  Subject to the discussion of backup withholding in the summary of U.S. federal income tax consequences set forth in the accompanying Prospectus, payments of principal and interest on the Secured Note to, or on behalf of, any beneficial owner of a Pass Through Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of the Owner Participant or any transferee of the Owner Participant's interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Owner Participant or any transferee of the Owner Participant's interest and (iii) either (A) the Non-U.S. Certificateholder certifies under penalties of perjury that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Pass Through Certificates certifies under penalties of perjury that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. Regulations proposed by the Internal Revenue Service on April 15, 1996, if finalized in their current form, would modify the certification requirements described in clause (iii) with respect to certain payments after December 31, 1997. Certificateholders are not indemnified for any U.S. federal income tax that may be imposed on them or that may be required to be withheld from amounts payable to them.

  Any capital gain realized upon the sale, exchange, retirement or other disposition of a Pass Through Certificate or upon receipt of premium paid on the Secured Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Certificateholder and (ii) in the case of an individual, such Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

                             ERISA CONSIDERATIONS

  Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. Any Plan that purchases a Pass Through Certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

  The United States Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding, and the subsequent resale by a Plan (including an individual retirement account or other plan subject to Section 4975 of the Code) of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including, but not limited to, qualified equipment notes secured by leases). The limited relief provided by the DOL in the Exemption from certain provisions of ERISA and the Code is subject to several other conditions, including a requirement that certificates acquired by a Plan under the Exemption have received a rating at the time of acquisition by the Plan that is in one of the three highest rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Fitch Investors Service, Inc. or Duff & Phelps Inc. The Exemption also requires that the acquisition of certificates by a Plan be on terms (including the price for the Pass Through Certificates) that are at least as favorable to a Plan as they would be in an arm's length transaction with an unrelated party. The Exemption only permits the assets of a pass through trust to include a prefunding account under certain limited circumstances. The prefunding restrictions may not be applicable where the assets of a pass through trust are specifically identified as of the closing date, but are not transferred to the trust until shortly after the closing date for administrative or other reasons.

  Each fiduciary of a Plan should independently determine if its purchase or holding of a Pass Through Certificate will require an exemption, and if so, whether the Exemption applies to such purchase or holding, or whether any other prohibited transaction exemption is available.

  A fiduciary should also consider that, under regulations promulgated by the DOL, 29 C.F.R. Section 2510.3-101 (the "Regulation"), if a Plan acquires a Pass Through Certificate, then the Plan's assets may include both the Pass Through Certificate it acquires and an undivided interest in the underlying assets of the Pass Through Trust (because such Pass Through Trust is deemed to hold assets of the Plan), unless the actual level of investment by employee benefit plans (and certain entities in which employee benefit plans invest) in the Pass Through Certificates is not "significant" within the meaning of the Regulation.

  Under the terms of the Regulation, if a Pass Through Trust were deemed to hold assets of an employee benefit plan by reason of a Plan's investment in a Pass Through Certificate, such Plan assets would include an undivided interest in the Pass Through Trust, the Secured Note and other assets held by the Pass Through Trust. In such an event, the persons providing services with respect to the assets of the Pass Through Trust, including the Secured Note, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and the Code with respect to transactions involving such assets, unless such transactions are subject to a statutory or administrative exemption. The Exemption may provide prohibited transaction relief under these circumstances, if the conditions described above are satisfied.

  Insurance companies considering the purchase of Pass Through Certificates should also consult their own counsel as to the application of the decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed plan assets under certain circumstances.

  The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan considering the purchase of Pass Through Certificates should consult its legal advisors regarding the consequences of such purchase under ERISA and the Code (and, particularly in the case of non-ERISA plans, concerning any state law consideration).

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement with Mobil and MTFC (the "Underwriting Agreement"), Morgan Stanley & Co. Incorporated (the "Underwriter") has agreed to purchase from the Pass Through Trustee $36,714,000 aggregate principal amount of Pass Through Certificates.

  The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Pass Through Certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the Pass Through Certificates if any are taken.

  The Underwriter initially proposes to offer all or part of the Pass Through Certificates directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and may offer a portion of the Pass Through Certificates to dealers at a price which represents a concession not in excess of 0.400%. The Underwriter may allow, and such dealers may reallow, a concession not in excess of the 0.250% for certain dealers. After the initial public offering, the public offering prices and such concessions may from time to time be varied by the Underwriter.

  Mobil and MTFC have each agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Mobil does not intend to apply for listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriter that it presently intends to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Pass Through Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

  The Underwriter and certain of its affiliates perform investment banking and other financial services for Mobil and its subsidiaries in the ordinary course of business.

  It is expected that delivery of the Pass Through Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the fifth business day following the date of pricing of the Pass Through Certificates (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Pass Through Certificates on any date prior to three business days prior to the date of settlement will be required, by virtue of the fact that the Pass Through Certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Pass Through Certificates who wish to trade Pass Through Certificates on any date prior to two business Days prior to the date of settlement should consult their own advisor.

  In order to facilitate the Offering of the Pass Through Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Pass Through Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Pass Through Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Pass Through Certificates, the Underwriter may bid for, and purchase, the Pass Through Certificates in the open market. Any of these activities may stabilize or maintain the market price of the Pass Through Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

  The validity of the Pass Through Certificates offered hereby will be passed upon for Mobil and MTFC by Ralph N. Johanson, Jr., Managing Counsel, Corporate Finance and Securities of Mobil, and by Haight Gardner Holland & Knight, New York, New York, and for the underwriters by Shearman & Sterling, New York, New York. Haight Gardner Holland & Knight and Shearman & Sterling will rely on the opinion of Bingham, Dana & Gould LLP, counsel for the Pass Through Trustee as to certain matters relating to the authorization, execution and delivery of such Pass Through Certificates by, and the valid and binding effect thereof on, the Pass Through Trustee.

                      DOCUMENTS INCORPORATED BY REFERENCE

  Mobil's Annual Report on Form 10-K for the year ended December 31, 1996, its Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997 and its Current Reports on Form 8-K filed on January 3, 1997, January 27, 1997, January 31, 1997, March 27, 1997, April 23, 1997, May 30, 1997, July
11, 1997 and July 23, 1997 heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference.

  All documents filed by Mobil pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the Offering of the Pass Through Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the accompanying Prospectus.

  Mobil will provide without charge to each person to whom this Prospectus Supplement and the accompanying Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037-0001, Attention: Secretary (telephone (703) 846-3000).

                                  APPENDIX A

                           GLOSSARY OF CERTAIN TERMS

  The following is a glossary of certain terms used in this Prospectus Supplement. The definitions of terms used in this glossary that are also used in the Agreement, Indenture, Charter or Participation Agreement are qualified in their entirety by reference to the definitions of such terms contained therein.

  "Additional Notes" means Secured Notes issued under and secured by the Indenture to finance the cost of certain Modifications.

  "Agreement" means the Basic Agreement as supplemented by the Trust
Supplement.

  "Base Charter Hire" means, for purposes of this Prospectus Supplement, the amounts payable pursuant to Sections 3(b) and 3(c) of the Charter.

  "Basic Agreement" means the Pass Through Trust Agreement among Mobil, the Charterer, the Pass Through Trustee and certain other parties.

  "Builder" means Newport News Shipbuilding and Dry Dock Company.

  "Business Day" means any day other than a Saturday or Sunday or any other day on which banks located in New York, New York, Fairfax, Virginia, the city in which the corporate trust department of the Owner Trustee is located or so long as any Pass Through Certificate is outstanding, the city in which the corporate trust department of the Pass Through Trustee is located, are required or authorized to remain closed. Unless otherwise expressly stated, all references to "day" or "days" shall refer to calendar days.

  "Certificateholder" means the person in whose name a Pass Through Certificate is registered.

  "Charter" means the Demise Charter Party with respect to this Vessel between the Owner Trustee and the Charterer as such Demise Charter Party may be amended from time to time.

  "Charter Event of Default" means each event designated as an event of default under the Charter. See "Description of the Charter--The Charter-- Charter Events of Default."

  "Charter Hire" means, collectively, Base Charter Hire and Supplemental Charter Hire.

  "Charter Term" means the Funding Date (or such later date as agreed to by the Charterer, the Pay Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant) through January 31, 2016.

  "Charterer" means Mobil Transport Finance Company Inc., a Delaware corporation, or any successor, assignee or other transferee, as Charterer, under the Charter, as permitted by the Operative Documents.

  "Code" means the U.S. Internal Revenue Code of 1986, as amended.

  "Commission" means the U.S. Securities and Exchange Commission.

  "Debt Rate" means the interest rate borne by the Secured Note.

  "Event of Default" means, with respect to the Agreement, the occurrence and continuance of an Indenture Event of Default under the Indenture.

  "Event of Loss" means each of the events defined as such in the Charter. See "Description of the Charter--The Charter--Event of Loss."

  "Excepted Payments" means certain rights of the Owner Trustee and the Owner Participant under the Operative Documents, including, among others, rights relating to indemnification by the Lessee for certain matters and insurance proceeds payable to the Owner Trustee and the Owner Participant under liability insurance maintained by the Charterer under the Charter.

  "Fair Market Charter Value" or "Fair Market Sales Value" of any property or services as of any date shall mean the cash charter payments or cash price that would be obtained in an arms-length charter or sale, respectively, between an informed and willing charterer or buyer (under no compulsion to charter or purchase) and an informed and willing seller (under no compulsion to charter or sell) of the property or services in question; provided that the "Fair Market Charter Value" or "Fair Market Sales Value" for the Vessel shall be determined on the assumption that the Vessel (x) is unencumbered by the Charter, including any purchase or renewal options thereunder, and (y) has been maintained in accordance with the requirements of Section 6 of the Charter.

  "Funding Date" means September 30, 1997.

  "Indenture" means the Trust Indenture, Mortgage, Assignment of Charter and Security Agreement dated as of September 30, 1997, to be entered into between the Owner Trustee and the Indenture Trustee, as the same may be modified, amended or supplemented from time to time.

  "Indenture Estate" means, with respect to the Indenture, an assignment of, security interest in, and mortgage on, all of the right, title and interest of the Owner Trustee in its property, rights, interests and privileges, including, without limitation, the Vessel, Charter and Parent Guaranty (other than the right to receive Excepted Payments).

  "Indenture Event of Default" means each of the events designated as an Event of Default in the Indenture. See "Description of the Secured Note--Events of Default."

  "Indenture Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity except as expressly provided therein, but solely as trustee; and each person which may be acting from time to time as Indenture Trustee in accordance with the provisions thereof.

  "Mobil" means Mobil Corporation, a Delaware corporation.

  "Mobil Oil" means Mobil Oil Corporation, a New York corporation.

  "Modifications" means certain alterations, modifications, additions or improvements to the Vessel (other than replacement components) made at the option of the Charterer, or to comply with requirements of applicable laws or to maintain the insurance coverage required by the Charter.

  "MTFC" means Mobil Transport Finance Company Inc., a Delaware corporation, and the Charterer.

  "Offering" means the offering of the Pass Through Certificates described in this Prospectus Supplement.

  "Operative Documents" means the Indenture and the Secured Note issued thereunder, and the Parent Guaranty, Charter, Participation Agreement, Ship Mortgage and Trust Agreement.

  "Operator" means Mobil Oil, initially, and any other subcharterer or operator operating the Vessel (but shall not be deemed to include the Shipowner or any subcharterer of the Shipowner or operator operating the Vessel for the Shipowner or such subcharterer of the Shipowner, in each case other than the Charterer or any subcharterer or operator operating the Vessel on behalf of the Charterer) under any subcharter, assignment, or other agreement entered into in accordance with Section 16(b) of the Charter.

  "Owner Participant" means the institutional investor which is the initial Owner Participant and each Person to whom a transfer is effected in accordance with and pursuant to the terms of Section 13 of the Participation Agreement.

  "Owner Trust" means the trust created and established for the benefit of the Owner Participant under the Trust Agreement.

  "Owner Trustee" means First Security Bank, National Association, a national banking association.

  "Overdue Rate" means a rate per annum equal to (i) with respect to amounts owing to the Loan Participant constituting payments or prepayments of the Secured Note, the rate of interest specified for overdue amounts on such Secured Note and (ii) with respect to amounts owing to the Owner Participant, the Charterer or the Owner Trustee, the rate of interest publicly announced from time to time by Citibank, N.A. in New York City as its "prime" or "base" rate plus 1% (computed on the basis of the actual days elapsed during the relevant period and a 365-day year).

  "Parent Guaranty" means the irrevocable and unconditional guaranty by Mobil of payments by, and certain obligations of, the Charterer under the Charter and the other Operative Documents.

  "Participation Agreement" means the Participation Agreement, dated as of September 30, 1997, among the Charterer, the Owner Participant, the Indenture Trustee and the Pass Through Trustee in each case as the same may be modified, amended or supplemented from time to time.

  "Pass Through Certificates" means the Series 1997-B Pass Through Certificates issued pursuant to the Agreement, each representing a fractional undivided interest in the Pass Through Trust.

  "Pass Through Trust" means the Mobil Corporation 1997-B Pass Through Trust to be formed pursuant to the Agreement.

  "Pass Through Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Trust, and each other person which may from time to time act as successor Pass Through Trustee under the Pass Through Trust.

  "Person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof or any other entity.

  "Pool Balance" means, as of any date, the aggregate unpaid principal amount (including accretion of discount) of the Secured Note held in such Pass Through Trust on such date, plus any amounts in respect of principal on such Secured Note held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Note held in such Pass Through Trust and the distribution thereof to be made on that date and any accretion of discount to such date.

  "Pool Factor" means, as of any date, the quotient (rounded to the tenth decimal place, with .00000000005 being rounded upwards) computed by dividing
(i) the Pool Balance by (ii) the original aggregate principal amount of the Pass Through Certificates (including all accretion of discount). The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Note held in the Pass Through Trust and distribution thereof to be made on that date.

  "Premium Termination Date" means June 11, 2009.

  "Rating Agencies" means Standard & Poor's Rating Group and Moody's Investors Service, Inc.

  "Regular Distribution Date" means January 31, 1998 and, thereafter, July 31 and January 31 of each year, until the final distribution date for the Pass Through Trust.

  "Scheduled Payment" means each payment of principal of or interest on a Secured Note scheduled to be received by the Pass Through Trustee on a Regular Distribution Date.

  "Secured Note" means a secured note issued on a nonrecourse basis by the Owner Trust pursuant to the Indenture.

  "Special Distribution Date" means any date on which a Special Payment will be distributed by the Pass Through Trustee to the Certificateholders, which date shall be a Business Day.

  "Special Payment" means (i) any payment of principal of, premium, if any, and interest received by the Pass Through Trustee on account of the prepayment, if any, of the Secured Note held in the Pass Through Trust, (ii) any payment received by the Pass Through Trustee following an Indenture Event of Default in respect of the Secured Note held in the Pass Through Trust, including payments, if any, received by the Pass Through Trustee on account of the purchase by the Owner Trustee or the Owner Participant of the Secured Note, (iii) payments received by the Pass Through Trustee on account of the sale by it of the Secured Note and (iv) any Scheduled Payment which is not in fact paid within five days of the Regular Distribution Date applicable thereto.

  "Stipulated Loss Value" means with respect to the Vessel, as of any Stipulated Loss Value Determination Date, (i) during the Charter Term, the amount determined by multiplying Total Vessel Cost by the Stipulation Loss Value Percentage set forth opposite such Stipulated Loss Value Determination Date in Schedule 2 to the Charter as determined pursuant to Section 14(d) of the Charter.

  "Stipulated Loss Value Determination Date" means any of the dates set forth on Schedule 2 to the Charter.

  "Stipulated Loss Value Percentage" means the percentages set forth in
Schedule 2 to the Charter, subject to adjustment in accordance with Section
2.12 of the Participation Agreement.

  "Supplemental Charter Hire" means (i) any and all amounts, liabilities and obligations (other than Base Charter Hire) which the Charterer assumes or agrees to pay to or on behalf of the Owner Trustee, the Owner Participant, the Trust Company, the Loan Participant or the Indenture Trustee under any Operative Document, including, without limitation, any payments of indemnification or Stipulated Loss Value or Termination Value or, to the extent provided in Section 3(j) of the Charter, Premium and (ii) any amounts which are expressed in the Indenture to be payable as the Charterer's expense.

  "Termination Value" means the amount required to be received by the Owner Trustee under the Charter following certain early terminations of the Charter, which amount shall in all circumstances be at least sufficient together with other amounts then due under the Charter to pay in full as of the date of payment thereof the aggregate unpaid principal of the Secured Note, together with all unpaid interest thereon accrued and to accrue to such date of payment.

  "Trust Agreement" means the Trust Agreement dated September 30, 1997, between the Owner Trustee and the Owner Participant, pursuant to which the Owner Trust related to such Vessel was created and established for the benefit of the Owner Participant.

  "Trust Estate" means the estate created under the Trust Agreement, including all estate, right, title and interest of such Owner Trust in and to the Vessel and all right, title and interest of such Owner Trust under the Operative Documents and all money held by the Owner Trustee from time to time thereunder, including, without limitation, all amounts received under the Charter, insurance proceeds, sales proceeds, rental proceeds, and requisition, indemnity or other payments of any kind, but specifically excluding Excepted Payments (collectively, the "Trust Estate").

  "Trust Supplement" means the supplement to the Basic Agreement, among Mobil, MTFC and the Pass Through Trustee, creating the Pass Through Trust.

  "Vessel" means the United States documented double-hulled tanker vessel AMERICAN PROGRESS, Official Number 1053997.

PROSPECTUS

                                 $650,000,000

                           PASS THROUGH CERTIFICATES

                      MOBIL MARINE FINANCE COMPANY I INC.
                     MOBIL MARINE FINANCE COMPANY II INC.
                       MOBIL LEASE FINANCE COMPANY INC.
                      MOBIL CHEMICAL FINANCE (TEXAS) INC.
                    MOBIL CHEMICAL FINANCE (LOUISIANA) INC.
                         MOBIL PETRORAIL FINANCE INC.
                     MOBIL TRANSPORT FINANCE COMPANY INC.
                     MOBIL EQUIPMENT FINANCE COMPANY INC.

                               ----------------

           Applicable Underlying Payments Fully and Unconditionally
                                 Guaranteed by

                               Mobil Corporation

  Up to $650,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or units based on or related to currencies, including European Currency Units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Mobil Pass Through Trust for each series of Certificates being offered (each, a "Pass Through Trust") will be formed pursuant to a Pass Through Trust Agreement (the "Basic Agreement"), among Mobil Marine Finance Company I Inc., Mobil Marine Finance Company II Inc., Mobil Lease Finance Company Inc., Mobil Chemical Finance (Texas) Inc., Mobil Chemical Finance (Louisiana) Inc., Mobil Petrorail Finance Inc., Mobil Transport Finance Company Inc., Mobil Equipment Finance Company Inc. (each, a "Lessee"), Mobil Corporation ("Mobil") and State Street Bank and Trust Company (the "Trustee"), as trustee under each Pass Through Trust, and a supplement thereto (each, a "Trust Supplement") relating to such Pass Through Trust to be entered into among one or more of the Lessees, Mobil and the Trustee. Each Certificate in a series will represent a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interests in respect of any other Pass Through Trust. The property of each Pass Through Trust will consist of notes (the "Secured Notes") issued on a nonrecourse basis by one or more owner trustees (each, an "Owner Trustee") of one or more separate owner trusts (each, an "Owner Trust") in connection with one or more separate leveraged lease transactions to finance or refinance all or a portion of the cost of certain real or personal property to be specified in a Prospectus Supplement, which property may consist of title to, an estate for years or a leasehold or similar interest in equipment, manufacturing, drilling or production facilities, marine tankers, rail cars, corporate aircraft (including engines), drilling platforms, refineries, pipelines, chemical plants, and other real or personal property or undivided interests therein (each such specified property, "Leased Property"). Each Leased Property has been or will be leased or chartered to a Lessee pursuant to separate lease agreements, sublease agreements, charters or similar agreements (each, a "Lease"). Although neither the Certificates nor the Secured Notes will be obligations of, or guaranteed by, any Lessee or Mobil, the amounts unconditionally payable under the Lease or Leases related to a Pass Through Trust will be at least sufficient to pay in full when due all payments of principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes held in that Pass Through Trust. Mobil will fully and unconditionally guarantee (in each case pursuant to a "Parent Guaranty") to the holders of Certificates from time to time the full and prompt payment of amounts payable by the Lessee under a related Lease when and as the same shall become due and payable.

  The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement") which will be delivered together with this Prospectus, and which will include, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, and the use of the net proceeds from the offering of such Certificates. The Prospectus Supplement will also describe the Pass Through Trust or Pass Through Trusts relating to such Certificates, the Secured Notes to be purchased by such Pass Through Trust or Pass Through Trusts, each Leased Property relating to such Secured Notes, the leveraged lease transactions relating to such Secured Notes and other special terms relating to such Certificates.

  If so specified in a Prospectus Supplement related to an offering of Certificates, the Trust Property (as defined below) of a Pass Through Trust will consist of Secured Notes related to Leased Property which are subordinated in right of payment to other Secured Notes related to the same Leased Property. In respect of such offering, only Secured Notes having the same priority of payment may be held in the same Pass Through Trust. In addition, the related Prospectus Supplement may provide that the Trustees on behalf of the applicable Pass Through Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Certificates or that one or more payments of interest on the related Secured Notes of one or more series or distributions made by the Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the related Prospectus Supplement.

  Secured Notes may be issued in respect of one or more items of Leased Property. Secured Notes in respect of a particular item of Leased Property may be issued in one or more series, each of which may have a different interest rate and different final maturity dates. For each series of Certificates, the Trustee will purchase one or more Secured Notes issued with respect to one or more items of Leased Property such that all of the Secured Notes held in the related Pass Through Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Pass Through Trust), and such that the latest maturity date for such Secured Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Secured Notes held in each Pass Through Trust will be passed through to the holders of the Certificates relating to such Pass Through Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Secured Notes held in each Pass Through Trust will be passed through to the holders of the Certificates relating to such Pass Through Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Pass Through Trust. The Secured Notes to be held in a Pass Through Trust will be secured by (i) an assignment of certain of the issuing Owner Trustee's rights as lessor or charterer under the Lease relating to the Leased Property to which such Secured Notes relate, including the right to receive rentals and certain other payments from the Lessee, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property and (iii) to the extent specified in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the related Lease and other rights, if any, described in the applicable Prospectus Supplement.

  The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." Each Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which that Prospectus Supplement is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

                               ----------------

 THIS PROSPECTUS MAY NOT  BE USED TO CONSUMMATE  SALES OF CERTIFICATES UNLESS
  ACCOMPANIED BY  A PROSPECTUS  SUPPLEMENT. THESE  SECURITIES HAVE  NOT BEEN
   APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
    STATE  SECURITIES  COMMISSION  NOR  HAS THE  SECURITIES  AND  EXCHANGE
     COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  PASSED  UPON  THE
      ACCURACY  OR ADEQUACY  OF THIS  PROSPECTUS. ANY REPRESENTATION  TO
       THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------


               The Date of this Prospectus is November 12, 1996.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THESE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MOBIL, ANY LESSEE OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MOBIL OR ANY LESSEE SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                               ----------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
   Available
Information.................................    4
   Documents
Incorporated by
Reference...................................    4
 Formation of
the Trusts..................................    5
Outline of the
Leveraged Lease
Structure...................................    5
    Use of
Proceeds....................................    6
     Mobil
Corporation.................................    6
The Lessees.................................    6
   Ratio of
  Earnings to
 Fixed Charges
   of Mobil
Corporation.................................    7
Description of
      the
Certificates................................    7
Description of
  the Secured
Notes.......................................    18
Federal Income
      Tax
Consequences................................    22
    Certain
 Massachusetts
Taxes.......................................    24
     Erisa
Considerations..............................    25
    Plan of
Distribution................................    25
Legal Opinions..............................    27
Experts.....................................    27

                             AVAILABLE INFORMATION

  Mobil and the Lessees have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities and Exchange Act of 1933, as amended (the "Securities Act"), with respect to Certificates offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Mobil, the Lessees or the Certificates offered hereby, reference is made to the Registration Statement, exhibits, financial statements, notes and schedules filed as part thereof, which may be inspected at the public reference facilities of the Commission at the addresses set forth below. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement made herein with respect to such contract, agreement or document shall be deemed qualified in its entirety by such reference.

  Mobil is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement, as well as such reports and other information filed by Mobil pursuant to the Exchange Act, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by Mobil. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the common stock of Mobil is traded.

  No separate financial statements of any of the Lessees have been included or incorporated by reference herein. Mobil and the Lessees do not consider that such financial statements would be material to holders of the Certificates because (i) all of the voting securities of each Lessee will be owned, directly or indirectly, by Mobil, a reporting company under the Exchange Act,
(ii) each of the Lessees is a newly-formed special purpose entity, has no independent operations and will not engage in any activity other than leasing Leased Property and (iii) the obligations of each of the Lessees are fully and unconditionally guaranteed by Mobil as and to the extent described herein. See "The Lessees," "Description of the Certificates," and "Parent Guaranties."

                      DOCUMENTS INCORPORATED BY REFERENCE

  Mobil's Annual Report on Form 10-K for the year ended December 31, 1995, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and its Current Reports on Form 8-K filed on January 22, 1996, February 14, 1996, February 29, 1996, April 23, 1996, May
13, 1996, May 17, 1996, July 22, 1996, August 7, 1996, September 3, 1996 and
October 21, 1996 heretofore filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference.

  All documents filed by Mobil pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Mobil will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037-0001, Attention: Secretary (telephone (703) 846-3000).

                            FORMATION OF THE TRUSTS

  In respect of each offering of Certificates, a separate Pass Through Trust for each series of Certificates being offered will be formed pursuant to the Basic Agreement and a Trust Supplement to be entered into among Mobil, the Trustee and one or more Lessees (each Lessee that is liable under one or more related Leases, an "Applicable Lessee"). Following the execution and delivery of a Trust Supplement, the Trustee, on behalf of the related Pass Through Trust, will purchase the Secured Notes to be held in such Pass Through Trust having an interest rate (or, in the case of Secured Notes with a zero coupon, accrual rate) equal to the interest rate (or accrual rate) applicable to the Certificates evidencing interests in such Pass Through Trust. The maturity date of the Secured Notes acquired by a Pass Through Trust will occur not later than the final scheduled distribution date applicable to the Certificates evidencing an interest in such Pass Through Trust. The Trustee will distribute all payments of principal, premium, if any, and interest received by it as holder of such Secured Notes to the holders of Certificates evidencing an interest in the Pass Through Trust in which such Secured Notes are held. See "Description of the Certificates."

                   OUTLINE OF THE LEVERAGED LEASE STRUCTURE

  Unless otherwise specified in the applicable Prospectus Supplement, the Certificates offered pursuant to any Prospectus Supplement will be issued to facilitate the acquisition by one or more Owner Trustees, each acting not in its individual capacity (except as expressly set forth in such Prospectus Supplement) but solely as trustee under a separate trust agreement (each, an "Owner Trust Agreement") for one or more equity investors (each, an "Owner Participant"), of certain items of Leased Property. Owner Participants may include affiliates of Mobil. Not later than the delivery date of the applicable Leased Property to an Owner Trustee, such Owner Trustee will lease or charter such Leased Property to a Lessee pursuant to a separate Lease. Such Lessee may initially sublease or subcharter such Leased Property to an affiliate of Mobil.

  The Owner Trustees will obtain a portion of the funding for the Leased Property from the equity investments of the related Owner Participants, which will be the beneficiaries of the related Owner Trusts, and will obtain the remainder of the funding from the issuance on a non-recourse basis of the Secured Notes to be held in the related Pass Through Trusts and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Property or other sources. The Secured Notes to be held in the Pass Through Trusts will be acquired by the Trustee with the proceeds from the sale of Certificates.

  Secured Notes relating to a particular Leased Property will be issued under a separate indenture and security agreement or a similar agreement (each, an "Indenture") with respect to such Leased Property. Each Indenture will be entered into by and among a financial institution (the "Corporate Indenture Trustee") and, where required by applicable law, an individual who may be an officer or employee of the Corporate Indenture Trustee (the "Individual Indenture Trustee"), as trustees thereunder (the Corporate Indenture Trustee and the Individual Indenture Trustee, in such capacities, the "Indenture Trustees"), and the issuing Owner Trustee. No Owner Trustee or Owner Participant will be personally liable for any amount payable under the related Indenture or the Secured Notes issued thereunder.

  The Secured Notes issued under each Indenture and held in each Pass Through Trust will be secured by (i) an assignment of certain of the related Owner Trustee's rights as lessor or charterer under the Lease with respect to the applicable Leased Property, including the right to receive certain rentals and other payments from the Applicable Lessee, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property, and (iii) to the extent specified in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property, or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Applicable Lessee under the related Lease and other rights, if any, described in the applicable Prospectus Supplement. (Such security with respect to each Indenture shall be referred to as the "Indenture Estate.") Unless otherwise set forth in the applicable Prospectus Supplement, the Secured Notes issued under an Indenture will not be secured by any of the Leased Properties securing the Secured Notes issued under any other Indenture (including any other Leased Properties acquired by the related Owner Trustee) and will not be cross-defaulted with Secured Notes issued under any other Indenture (including any other Indenture entered into by such Owner Trustee).

  The rents and other amounts payable by the Applicable Lessee under the related Lease will be sufficient to pay in full when due all payments of principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes issued under the Indenture. The Secured Notes will not be recourse obligations of any Owner Participant or issuing Owner Trustee, but will be payable solely from the rents or charter hire and other amounts payable under the Lease of the Leased Property securing such Secured Notes and amounts realized from the exercise of the Indenture Trustee's remedies under the Indenture against the related Indenture Estate. Pursuant to a Parent Guaranty, Mobil will fully and unconditionally guarantee the full and prompt payments payable by the Applicable Lessee under the related Lease when and as the same shall become due and payable. See "Description of the Secured Notes."

                                USE OF PROCEEDS

  The Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued in order to facilitate the financing or refinancing of all or a portion of the cost of certain Leased Property specified in such Prospectus Supplement. The proceeds from the sale of Certificates in respect of such Leased Property is not expected to exceed 90% of the value of such Leased Property at the time of financing or refinancing, which may be established by appraisal or by reference to its original cost. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee or Trustees on behalf of the applicable Pass Through Trust or Pass Through Trusts to purchase Secured Notes. See "Description of the Certificates" and "Description of the Secured Notes." In the event that, at the time Certificates are issued, the Secured Notes to be purchased by the applicable Pass Through Trust or Pass Through Trusts are not available for purchase, the proceeds of the sale of such Certificates may be used by the Trustee to purchase certain limited investments on an interim basis, as described in the applicable Prospectus Supplement. In such event, any portion of the proceeds of the sale of such Certificates not used for the purchase of Secured Notes on or prior to the date set forth in such Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of the Certificates--Delayed Purchase."

                               MOBIL CORPORATION

  Mobil was incorporated in the State of Delaware in March 1976 and operates primarily as a holding company. Mobil's principal business, which is conducted primarily through wholly-owned subsidiaries, is in the United States and international energy industries. Mobil is also a manufacturer and marketer of petrochemicals, packaging films and specialty chemical products. Mobil, through its subsidiaries, had business interests in over 125 countries as at December 31, 1995. The principal executive offices of Mobil are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is
(703) 846-3000.

                                  THE LESSEES

  Each Lessee is a wholly-owned special purpose finance subsidiary of Mobil. Each Lessee has no business activities other than leasing and subleasing Leased Property as permitted by the Applicable Lease. Each Lessee's offices are located at 3225 Gallows Road, Fairfax, Virginia 22037-0001, and its telephone number is (703) 846-3000.

            RATIO OF EARNINGS TO FIXED CHARGES OF MOBIL CORPORATION

  The following table sets forth the consolidated ratio of earnings to fixed charges for Mobil for the periods indicated.

                                                                     NINE MONTHS
                                                                        ENDED
                                        YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                        --------------------------- -------------
                                        1991 1992 1993    1994 1995     1996
                                        ---- ---- ----    ---- ---- -------------
  Ratio of Earnings to Fixed Charges... 4.6  3.9  5.7(a)  5.3  5.9       8.1

--------
(a) Excludes the favorable effect of $205 million of interest benefits from the resolution of prior-period tax issues.

  For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent income before change in accounting principle(s) decreased or increased by the excess or short-fall of earnings over dividends from equity affiliates plus income taxes and fixed charges, excluding capitalized interest. Fixed charges represent interest and amortization of debt discount expense (including capitalized interest) and the portion of rents deemed representative of the interest factor.

                        DESCRIPTION OF THE CERTIFICATES

  In connection with each offering of Certificates, one or more separate Pass Through Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into among Mobil, the Applicable Lessee or Applicable Lessees and the Trustee on behalf of the related Pass Through Trust. The statements made under this caption are summaries and do not purport to be complete. Reference is made to, and the summaries are qualified in their entirety by reference to, the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The summaries relate to the Basic Agreement to be entered into and each of the Trust Supplements, the Pass Through Trusts to be formed thereby and the Certificates to be issued by each Pass Through Trust except to the extent, if any, described in the applicable Prospectus Supplement. Reference is also made to, and the summaries are qualified in their entirety by reference to, the detailed provisions of the form of Parent Guaranty, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Supplement relating to each series of Certificates and the forms of the related Indenture, Lease, Participation Agreement or similar agreements will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed by Mobil with the Commission.

  The Certificates offered pursuant to this Prospectus will be limited to $650,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or units based on or related to currencies, including European Currency Units).

  Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Pass Through Trust which may be issued in a denomination of less than $1,000.

  To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

  Each Certificate will represent a fractional undivided interest in the Pass Through Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Pass Through Trust (the "Trust Property") will include the Secured Notes held in such Pass Through Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Pass Through Trust. Each Certificate will represent a pro rata share of the outstanding principal amount of the Secured Notes held in the related Pass Through Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. The Certificates do not represent an interest in or obligation of Mobil, any Lessee, the Trustee, any of the Indenture Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

  No holder of a Certificate issued with respect to a Pass Through Trust will have any rights, benefits or interests in respect of any other Pass Through Trust or in the property held by any other Pass Through Trust. All payments and distributions on the Certificates will be made only from the related Trust Property, or pursuant to intercreditor, subordination or similar agreements to which the related Trustee may be a party.

  Secured Notes issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Secured Notes issued under more than one Indenture.

  Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Secured Notes held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

  None of the Basic Agreement, the Indentures nor the Leases will include financial covenants or "event risk" provisions that would afford Certificateholders protection in the event of a highly leveraged or other transaction involving Mobil or the Lessees. The Certificateholders will have the benefit of a lien on the Leased Property and the other property in each Indenture Estate securing the Secured Notes held in the related Pass Through Trust, as discussed under "Description of the Secured Notes--Security."

  Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates;
(3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (5) a description of the Secured Notes to be purchased by the related Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Secured Notes may or must be redeemed, purchased or defeased in whole or in part, by the Applicable Lessee or the related Owner Trustee or Owner Participant, (6) a description of the related Leased Property and the rights and interests of the related Owner Trustee, the Applicable Lessee and others therein; (7) a description of the related Indenture, including a description of the events of default under the related Indenture, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Secured Notes; (8) a description of the related Lease, Owner Trust Agreement and Participation Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect thereto, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of the Applicable Lessee to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Secured Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Secured Notes;
(10) the terms of the related Parent Guaranty; (11) the terms of any intercreditor, subordination or similar agreement relating to the Certificates or Secured Notes or of any liquidity or credit facility and (12) any other special terms pertaining to such Certificates or Secured Notes, including any modification of the terms set forth herein.

  If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any Certificates relate to Secured Notes that were sold at a substantial discount below the stated principal amount of such Secured Notes, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

 General

  If specified in the applicable Prospectus Supplement, the Certificates issued thereunder will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein and in the applicable Prospectus Supplement, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entries in DTC Participants' accounts, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

  Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit to DTC Participants distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Pass Through Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

  None of Mobil, the Lessees or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

  The information in this section concerning DTC and DTC's book-entry system has been attained from sources that Mobil believes to be reliable, but neither Mobil nor any Lessee has independently verified such information or takes responsibility for its accuracy.

 Definitive Certificates

  Certificates will be issued in fully registered certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Applicable Lessee advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Trustee or such Lessee is unable to locate a qualified successor, (ii) the Applicable Lessee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the related Pass Through Trust advise the Trustee, the Applicable Lessee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

  Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

  Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

  Payments of principal, premium, if any, and interest with respect to the Secured Notes held in each Pass Through Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Pass Through Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Secured Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the Secured Notes held in each Pass Through Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Secured Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee are herein referred to as "Regular Distribution Dates"). Each Certificateholder of each Pass Through Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Secured Notes held in such Pass Through Trust. The Regular Distribution Dates on which, and the amounts in which, Scheduled Payments of principal on the Secured Notes held in each Pass Through Trust are payable will be set forth in the accompanying Prospectus Supplement.

  Payments of principal, premium, if any, and interest received by the Trustee on account of the redemption or purchase, if any, of any of the Secured Notes held in a Pass Through Trust, and payments received by the Trustee following an Event of Default (as defined below) in respect of any of the Secured Notes held in a Pass Through Trust (including payments received by the Trustee on account of the purchase by the related Owner Trustees or Owner Participants of such Secured Notes or payments received on account of the sale of such Secured Notes by the Trustee) ("Special Payments") will be distributed on a date or dates described in the accompanying Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the related Pass Through Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee in the event the Secured Notes are to be redeemed or purchased prior to their maturity and, in all other instances, as soon as practicable after the Trustee has received the Special Payment. The notice will specify the anticipated Special Distribution Date, the amount of such anticipated Special Payment, the reason for the Special Payment and the total amount to be distributed if such Special Distribution Date is the same date as a Regular Distribution Date. Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for a Pass Through Trust will be made by the Trustee to the Certificateholders of such Pass Through Trust on the record date prior to such Special Distribution Date.

  The Basic Agreement requires that the Trustee establish and maintain, for the benefit of the Certificateholders of each Pass Through Trust, one or more non-interest bearing accounts (with respect to each such Pass Through Trust, the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Secured Notes held in the related Pass Through Trust. The Basic Agreement also requires that the Trustee establish and maintain, for the benefit of the Certificateholders of each Pass Through Trust, one or more non-interest bearing accounts (with respect to each such Pass Through Trust, the "Special Payments Account") for the deposit of payments representing Special Payments. Pursuant to the terms of the Basic

Agreement, the Trustee is required to deposit any Scheduled Payments on the Secured Notes held in the applicable Pass Through Trust received by it in the Certificate Account for such Pass Through Trust and to deposit any Special Payments so received by it in the Special Payments Account for such Pass Through Trust. All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as the case may be, to the Certificateholders of such Pass Through Trust.

  If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without interest.

POOL FACTORS

  Unless there has been an early redemption, or a purchase of one or more of the Secured Notes held in a Pass Through Trust by the related Owner Trustee or Owner Participant after an Indenture Event of Default (as defined below), a default in the payment of principal in respect of one or more issues of the Secured Notes held in a Pass Through Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for each Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Secured Notes held in such Pass Through Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Pass Through Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

  Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Secured Notes held by the Trustee and not yet distributed. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and the distribution thereof to be made on that date.

  Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the then outstanding Pool Balance by (ii) the aggregate original principal amount of the Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and distribution thereof to be made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Pass Through Trust can be determined by multiplying the original denomination of the holder's Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

  On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Pass Through Trust, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

    (iii) the Pool Balance and the Pool Factor for such Pass Through Trust.

  So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

  In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

  At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Pass Through Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF SECURED NOTES

  The Trustee, as holder of the Secured Notes held in a Pass Through Trust, will have the right to vote and give consents and waivers with respect to such Secured Notes under the related Indenture. The Basic Agreement and related Trust Supplement will set forth (i) the circumstances in which a Trustee may direct any action or cast any vote, as the holder of the Secured Notes held in the applicable Pass Through Trust, in its own discretion, (ii) the circumstances in which such Trustee shall seek instructions from the Certificateholders of such Pass Through Trust and (iii) the percentage of Certificateholders required to direct such Trustee to take any such action.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

  The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Prospectus Supplement for a series of Certificates will specify the Indenture Events of Default under the related Indentures. Certain of the Indenture Events of Default will arise with reference to events of default under the relevant Lease (a "Lease Event of Default"). Since the Secured Notes issued under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default under each Pass Through Trust holding such Secured Notes. Unless otherwise provided in a Prospectus Supplement, all of the Secured Notes issued under the same Indenture will relate only to specified Leased Property, there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indentures. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, notwithstanding the treatment of Secured Notes issued under any related Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Secured Notes issued pursuant to any related Indenture with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled.

  The ability of the applicable Owner Trustee or Owner Participant under the related Indenture to cure Indenture Events of Default, including Indenture Events of Default that result from the occurrence of a Lease Event of Default under the related Lease, will be described in the applicable Prospectus Supplement.

  The ability of the Certificateholders with respect to any one Pass Through Trust to cause the Indenture Trustee with respect to any Secured Notes held in such Pass Through Trust to accelerate the Secured Notes under the related Indenture or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Secured Notes outstanding under such Indenture and held in such Pass Through Trust and the aggregate principal amount of all Secured Notes outstanding under such Indenture. If Secured Notes outstanding under an Indenture are held by more than one Pass Through Trust, then each Pass Through Trust will hold Secured Notes with different terms from the Secured Notes held in the other Pass Through Trusts and therefore the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Secured Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Basic Agreement will provide that the Trustee will resign as trustee of one or all such Pass Through Trusts, and a successor trustee will be appointed in accordance with the terms of the Basic Agreement.

  As an additional remedy, if an Indenture Event of Default under an Indenture shall have occurred and be continuing, the Basic Agreement provides that the Trustee of a Pass Through Trust holding Secured Notes issued under such Indenture may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, sell all or part of such Secured Notes for cash to any person. Any proceeds received by the Trustee upon any such sale shall be deposited in the Special Payments Account for the Certificateholders of such series and shall be distributed to the Certificateholders of the related Pass Through Trust on a Special Distribution Date. The market for Secured Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Pass Through Trusts, it may be faced with a conflict in deciding from which Pass Through Trust to sell Secured Notes to available buyers. If the Trustee sells any such Secured Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Mobil, any Lessee, any Owner Trustee, any Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Secured Notes held in such Pass Through Trust so long as no Indenture Events of Default exist with respect thereto.

  Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Pass Through Trust by the Indenture Trustee under any Indenture on account of the Secured Notes held in such Pass Through Trust following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase the outstanding Secured Notes issued under the related Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Pass Through Trust for the Secured Notes issued under such Indenture and held in such Pass Through Trust shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date.

  Any funds representing payments received with respect to any Secured Notes in default held in a Pass Through Trust, or the proceeds from the sale by the Trustee of any such Secured Notes, held by the Trustee in the Special Payments Account for such Pass Through Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" are obligations of the United States maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date.

  The Basic Agreement will provide that the Trustee of a Pass Through Trust shall, within 90 days after the occurrence of a default in respect of such Pass Through Trust, give to the Certificateholders of such Pass Through Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Pass Through Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Secured Notes held in such Pass Through Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

  The Basic Agreement contains a provision entitling the Trustee of each Pass Through Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

  In certain cases, the holders of Certificates of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of the holders of all Certificates of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and its consequences, except
(i) a default in payment of the principal of, premium, if any, or interest on any of the Secured Notes held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Secured Notes issued thereunder and held in a related Pass Through Trust may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. In the event of a waiver with respect to a Pass Through Trust as described above, the principal amount of the Secured Notes issued under the related Indenture held in such Pass Through Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Secured Notes required to waive a default or an Indenture Event of Default under such Indenture. Therefore, if the Certificateholders of a Pass Through Trust or Pass Through Trusts waive a past default or Event of Default such that the principal amount of the Secured Notes held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture shall be waived.

MODIFICATIONS OF THE BASIC AGREEMENT

  The Basic Agreement contains provisions permitting Mobil, the Applicable Lessee or Applicable Lessees and the Trustee of each Pass Through Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Pass Through Trust, (i) to provide for the formation of such Pass Through Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Mobil or a Lessee and the assumption by such corporation of Mobil's or such Lessee's obligations with respect to one or more series of Certificates under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Mobil or a Lessee for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Mobil or a Lessee, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising under the Basic Agreement as may be necessary or desirable, provided such action shall not adversely affect the interests of the holders of such Certificates, or to correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement or the applicable Trust Supplement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement or the applicable Trust Supplement as shall be necessary to facilitate the administration of the Pass Through Trusts thereunder by more than one Trustee, (vii) to correct or supplement the description of any property constituting property of such Pass Through Trust and (viii) to make any other amendments or modifications to the Basic Agreement or applicable Trust Supplement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

  The Basic Agreement also contains provisions permitting Mobil, the Applicable Lessee or Applicable Lessees and the Trustee of a related Pass Through Trust, with the consent of the Certificateholders of such Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, and, with respect to any Leased Property, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Pass Through Trust and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Secured Notes held in such Pass Through Trust or distributions in respect of any Certificate related to such Pass Through Trust, or change the date or place of any payment in respect of any such Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Pass Through Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Secured Note held in such Pass Through Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Secured Notes, (c) reduce the percentage of the aggregate fractional undivided interests of such Pass Through Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, or (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment except to increase the percentage of the aggregate fractional undivided interests of such Pass Through Trust required for such a waiver.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

  In the event that the Trustee, as the holder of any Secured Notes held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Lease or other document relating to such Secured Notes, the Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Trustee shall request instructions from the Certificateholders of such Pass Through Trust as to whether or not to consent to such amendment, modification or waiver. The Trustee shall vote or consent with respect to such Secured Notes in such Past Through Trust in the same proportion as the Certificates of such Pass Through Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Pass Through Trust shall have occurred and be continuing, the Trustee may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates.

TERMINATION OF THE PASS THROUGH TRUSTS

  The obligations of Mobil, the Applicable Lessee and the Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Pass Through Trust. The Trustee will send to each Certificateholder of record of such Pass Through Trust notice of the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution to any Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

  A Prospectus Supplement may specify that, pending availability of some or all of the Secured Notes intended to be purchased with the proceeds of an issuance of Certificates, such proceeds may, as more fully described in such Prospectus Supplement, be (a) invested by the Trustee in United States government obligations or certain other limited investments described in such Prospectus Supplement ("Specified Investments"), in which event Mobil or the Applicable Lessee would be responsible for paying to the Trustee amounts equal to any loss on such investments and any deficiency in the earnings of such investments under the amount scheduled to be distributed on such Certificates in respect of interest and would be entitled to receive any earnings on such investments in excess of the amount so needed for distribution on the Certificates, or (b) used by the Trustee to acquire debt instruments issued on an interim basis by Mobil or by one or more of the Applicable Lessees and guaranteed by Mobil, in each case having an interest rate and payment provisions corresponding to the interest rate and payment provisions of the Secured Notes intended to be purchased with such proceeds and requiring repayment to the Trustee at the time the Trustee is to purchase such Secured Notes. Any such debt instruments will be secured by a collateral account that may be invested in Specified Investments or by other security described in the applicable Prospectus Supplement.

  To the extent that the full amount of the proceeds from the sale of any Certificates is not used to purchase Secured Notes on or prior to the date set forth in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium.

THE TRUSTEE

  Except as otherwise provided in the Prospectus Supplement, State Street Bank and Trust Company will be the Trustee for each of the Pass Through Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Secured Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Mobil and the Lessees and, with respect to the Leased Property, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

  The Trustee may resign with respect to any or all of the Pass Through Trusts at any time, in which event Mobil and the Applicable Lessee will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Pass Through Trust or becomes incapable of acting as Trustee or becomes insolvent, Mobil and the Applicable Lessee may remove such Trustee, or any Certificateholder of such Pass Through Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Pass Through Trust and appointment of a successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust related to a single offering of Certificates. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Pass Through Trusts could have different successor trustees in the event of such a resignation or removal.

  The Basic Agreement provides that Mobil or the Applicable Lessee will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE SECURED NOTES

  The statements made under this caption are summaries and do not purport to be complete. Such statements are qualified in their entirety by, and reference is made to, the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement.

  To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

  All Secured Notes related to a Leased Property and held in a Pass Through Trust will be issued under a separate Indenture between the related Owner Trustee of an Owner Trust for the benefit of the related Owner Participant, and the related Indenture Trustee. Such Secured Notes will be nonrecourse obligations of the applicable Owner Trust. Each such Secured Note will be authenticated under an Indenture by the Indenture Trustee.

  With respect to each Leased Property, the related Owner Trustee has acquired or will acquire such Leased Property and, unless otherwise provided in the Prospectus Supplement, has granted or will grant a lien on and a security interest in such Leased Property to the related Indenture Trustee as security for the payments of the related Secured Notes, and has leased or will lease such Leased Property to the Applicable Lessee pursuant to the related Lease which has been or will be assigned to the related Indenture Trustee. Pursuant to each such Lease, the Applicable Lessee will be obligated to make or cause to be made rental and other payments to the related Indenture Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of such Secured Notes when and as due and payable.

PRINCIPAL AND INTEREST PAYMENTS

  Interest received by the Trustee on the Secured Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Pass Through Trust. Principal received by the Trustee on the Secured Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Pass Through Trust.

  If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Secured Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

  The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Secured Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Secured Notes.

SECURITY

  The Secured Notes to be held in the Pass Through Trusts will be secured by
(i) an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Leased Property including the right to receive payments of rent thereunder,
(ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property, and (iii) to the extent provided in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the Lease related thereto and other rights, if any, described in the applicable Prospectus Supplement.

  Under the terms of each Lease, the Applicable Lessee's obligations in respect of the related Leased Property will be those of a lessee under a "net lease." Accordingly, such Lessee will be obligated, among other things, to pay all costs and expenses of operating and maintaining the Leased Property. With respect to the Leased Property, the assignment by the related Owner Trustee to the related Indenture Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by such Lessee for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by such Lessee pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing. Such rights excluded from the assignment shall be referred to as "Excepted Payments."

  The applicable Prospectus Supplement will specify the required insurance coverage, if any, with respect to the Leased Property.

  Unless otherwise specified in the applicable Prospectus Supplement, the Secured Notes will not be cross-collateralized and consequently the Secured Notes issued in respect of any Leased Property will not be secured by any other Leased Property or the Lease related thereto. Unless and until an Indenture Event of Default with respect to a Leased Property has occurred and is continuing, the related Indenture Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

  Funds, if any, held from time to time by the Indenture Trustee with respect to any Leased Property, prior to the distribution thereof, will be invested and reinvested by such Indenture Trustee. Such investment and reinvestment will be at the direction of the Applicable Lessee, as agent for the related Owner Trustee (except in the case of a related Lease Event of Default under the applicable Lease) in certain investments described in the related Indenture. The net amount of any loss resulting from any such investments will be paid by such Lessee, as agent for such Owner Trustee.

ADDITIONAL NOTES

  Under certain circumstances and conditions as described in the applicable Prospectus Supplement, for the purpose of providing funds to finance the cost of certain modifications, alterations, additions, improvements or replacement parts to any particular item of Leased Property, a Lessee may cause the financing of such additional costs through the issuance and sale by the Owner Trustee of additional Secured Notes (the "Additional Notes").

  The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture. All rent and other amounts payable by the Applicable Lessee under the related Lease will be adjusted to the extent necessary to provide for rent and other amounts sufficient to provide for the payment, when due, of all scheduled payments of principal of, premium (except for those instances where such Lessee shall not be responsible for such premium), if any, and interest on the Secured Notes, including the Additional Notes so issued.

PAYMENTS AND LIMITATION OF LIABILITY

  Each Leased Property will be leased by the applicable Owner Trustee to the Applicable Lessee pursuant to a Lease for a term commencing not later than the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Secured Notes, unless previously terminated as permitted by the terms of such Lease. The basic rent or hire and other payments under each such Lease will be payable by the Applicable Lessee in accordance with the terms specified in such Lease and will be described in the applicable Prospectus Supplement, and (other than Excepted Payments) will be assigned by the applicable Owner Trustee under the applicable Indenture to an Indenture Trustee to provide the funds necessary to pay principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will the rental payments which the Applicable Lessee is obligated to make or cause to be made be less than the scheduled payments of principal and interest on the related Secured Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Secured Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. The Applicable Lessee's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of such Lessee.

  Except in certain circumstances involving a Lessee's purchase of Leased Property and the assumption of the Secured Notes related thereto, the Secured Notes will not be obligations of, or guaranteed by, any Lessee or Mobil. None of the Owner Trustees, the Owner Participants or the Indenture Trustees shall be personally liable to any holder of such Secured Notes for amounts payable under such Secured Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Indenture Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Secured Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the related Indenture with respect to such Leased Property or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by the Applicable Lessee under the related Lease).

  Except as otherwise provided in the related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under the Secured Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Indentures or under such Secured Notes to the related Indenture Trustee or to any holder of any such Secured Note.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

  Each Lessee and Mobil is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets to another corporation unless such Lessee or Mobil, as the case may be, is the continuing corporation or, among other things, (a) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia or, in the case of Mobil, any other jurisdiction, and (b) the successor corporation shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the operative documents to which such Lessee or Mobil, as the case may be, is a party and which are to be performed thereby.

DEFEASANCE OF THE INDENTURES AND THE SECURED NOTES IN CERTAIN CIRCUMSTANCES

  Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture will provide that the obligations of the related Indenture Trustee and the related Owner Trustee in respect of any series of Secured Notes issued in accordance with the terms of such Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Secured Notes, to replace stolen, lost, destroyed or mutilated Secured Notes and to maintain paying agencies and hold money for payment in trust) upon the irrevocable deposit with the related Indenture Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on such Secured Notes. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

  Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Secured Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Indenture Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Secured Notes will have no beneficial interest in or other rights with respect to the related Leased Property or other assets subject to the lien of such Indenture (other than amounts or obligations deposited to effect such discharge) and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY LESSEE

  A Prospectus Supplement may specify that, with respect to any Leased Property and subject to the satisfaction of the conditions described in such Prospectus Supplement, the Applicable Lessee may, upon the exercise of any purchase and certain other termination options it may have under the related Lease, assume on a full recourse basis all of the obligations of the related Owner Trustee under the Indenture with respect to such Leased Property, including the obligations to make payments in respect of the related Secured Notes. In such event, such Lessee shall execute a supplemental indenture to the related Indenture (such supplemental indenture, together with the related Indenture, a "Company Indenture"). The Parent Guaranty will continue to apply to such Lessee's obligations. Unless otherwise specified in the applicable Prospectus Supplement, the Leased Property will continue to be subject to the lien of the Company Indenture, and the Company Indenture will incorporate certain relevant provisions of the Lease so terminated, including (among others) provisions relating to maintenance, possession and use of the related Leased Property, liens, insurance, possession and events of default.

THE PARENT GUARANTIES

  As described in the applicable Prospectus Supplement, Mobil will unconditionally guarantee the full and prompt payment of all amounts payable by the Applicable Lessee under the related Lease when and as the same shall become due and payable. Each Parent Guaranty will be enforceable without any need first to enforce any Lease against the Applicable Lessee. Each Parent Guaranty will be an unsecured obligation of Mobil.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates by a Certificate Owner purchasing Certificates in the initial offering thereof and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change by legislative, administrative or judicial action. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies or foreign investors) may be subject to special rules. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners of a Pass Through Trust. In connection with each offering of Certificates, Mobil and the Applicable Lessee will receive an opinion from Debevoise & Plimpton, or other counsel specified in the applicable Prospectus Supplement, that, based upon the applicable law then in effect, the following discussion, as amended or supplemented by the applicable Prospectus Supplement, properly describes in general the anticipated principal United States federal income tax consequences of acquiring, holding and disposing of the Certificates.

  INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION DISCUSSED BELOW, IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

GENERAL

  Based upon an interpretation of analogous authorities under currently applicable law, each Pass Through Trust will be classified as a grantor trust (and not as an association taxable as a corporation) and each Certificate Owner will be treated as the owner of a pro rata undivided interest in the Secured Notes or any other property held in the applicable Pass Through Trust. Each Certificate Owner will be required to report on its federal income tax return its pro rata share of the entire income from the Secured Notes and any other property in the applicable Pass Through Trust, in accordance with such Certificate Owner's method of accounting. Thus, a Certificate Owner using the cash method of accounting will take into account its pro rata share of income as and when received by the Trustee in respect of the applicable Pass Through Trust, and a Certificate Owner using an accrual method of accounting will take into account its pro rata share of income as it accrues or is received by the Trustee in respect of the applicable Pass Through Trust, whichever is earlier.

  If a Pass Through Trust will hold more than one Secured Note, a purchaser of a Certificate will be treated as purchasing an interest in each Secured Note and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Certificate among such Secured Notes and other property in proportion to their fair market values at the time of purchase of the Certificate.

SALES OF CERTIFICATES

  A Certificate Owner that sells a Certificate will recognize gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income) and the Certificate Owner's adjusted tax basis in the Certificate. Subject to the market discount provisions of the Internal Revenue Code of 1986, as amended (the "Code") (described below), any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset and, if the Certificate was held for more than one year, will be long-term capital gain or loss. Any long-term capital gains realized will be taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum marginal rate of 28%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

MARKET DISCOUNT

  A purchaser of a Certificate (other than an original purchaser of a Certificate at the offering price set forth in the applicable Prospectus Supplement) will be considered to have acquired an interest in a Secured Note held in the applicable Pass Through Trust at a "market discount" to the extent the remaining principal amount of such Secured Note allocable to such Certificate exceeds the purchaser's tax basis allocable to such Secured Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificate Owner will be subject to the market discount rules with regard to its interest in the Secured Note.

  In the case of a sale or other disposition of indebtedness subject to the market discount rules, gain, if any, from such sale or disposition must be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held. If such indebtedness is disposed of in a nontaxable transaction, the accrued market discount (subject to certain exceptions) will be includible in ordinary income as if the Certificate Owner had sold the Certificate at its then market value.

  In the case of a partial principal payment on indebtedness subject to the market discount rules, such payment must be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously included in income.

  Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest method. However, in the case of amortizing obligations, until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of amortizing obligations with market discount (that do not also have original issue discount) may elect to accrue market discount either on the basis of a constant interest rate or as follows: the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the amortizing obligation as of the beginning of such period.

  If in any taxable year interest paid or accrued on a loan incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

  A taxpayer may elect to include market discount in its gross income currently. If such election is made, the rules described above regarding the treatment of certain gain as ordinary income and the deferral of interest expense will not apply to the taxpayer.

PREMIUM

  A Certificate Owner generally will be considered to have acquired an interest in a Secured Note held in the applicable Pass Through Trust at a premium to the extent the Certificate Owner's tax basis allocable to such Secured Note exceeds the remaining principal amount of the Secured Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner who holds such Certificate as a capital asset may elect to amortize that premium as an offset to interest income with corresponding reductions in the Certificate Owner's tax basis in its interest in the Secured Note. This election is made by claiming the bond premium on the Certificate Owner's tax return. Generally, if the foregoing election is made such amortization is taken on a constant yield basis. However, in the case of amortizing obligations, the Conference Report indicates a Congressional intent that amortization should be in accordance with the same rules that apply to the accrual of market discount on amortizing obligations. See "Market Discount."

  Under current Treasury regulations, in the case of Secured Notes that may be called at a premium prior to maturity, amortizable bond premium may be determined by reference to an early call date. Under proposed Treasury regulations issued in June 1996, a holder of an obligation that may be called at a premium prior to maturity generally would not be entitled to determine the amount of amortizable bond premium by reference to an early call date, but may be allowed, if an early call occurred, to deduct all or part of any unamortized bond premium in the year of such call. The proposed regulations provide that they will apply with respect to debt instruments issued on or after 60 days following the date final regulations are published in the Federal Register. Any Prospectus Supplement to which such final regulations may apply will so indicate.

  Due to the complexities of the amortizable premium rules, particularly if there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium and the advisability of making an amortization election.

ORIGINAL ISSUE DISCOUNT

  Unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregation rules discussed below, the Secured Notes will not be issued with original issue discount. Under the aggregation rules set forth in the current Treasury Regulations, if one investor purchases Certificates issued by more than one Pass Through Trust, certain of that investor's interests in the Secured Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity, and yield to maturity. If such aggregation rules were applicable to an investor, such Secured Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners are urged to consult their own tax advisors regarding the application of the aggregation rules.

BACKUP WITHHOLDING

  Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts are allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund, provided the required information is furnished to the Internal Revenue Service ("the IRS"). Furthermore, certain penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                          CERTAIN MASSACHUSETTS TAXES

  The Trustee is a Massachusetts trust company with its corporate trust office at Two International Place, Boston, Massachusetts 02110. Bingham, Dana & Gould LLP, counsel to the Trustee, has advised Mobil that, in its opinion, under currently applicable law, assuming that each Pass Through Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust for federal income tax purposes, (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or any political subdivision thereof, and (ii) Certificate Owners who are not residents of or otherwise subject to tax in Massachusetts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Pass Through Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on any Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Pass Through Trust. In general, should a Certificate Owner or a Pass Through Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                             PLAN OF DISTRIBUTION

  Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in the applicable Prospectus Supplement.

  The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Neither Mobil nor the Lessees intend to apply for listing of the Certificates on a national securities exchange. Mobil and the Lessees also may, from time to time, authorize underwriters acting as their agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Mobil and the Applicable Lessee in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  If a dealer is used directly by Mobil or a Lessee in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

  Certificates may be offered and sold through agents designated by Mobil and the Applicable Lessee from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Mobil and such Lessee to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offers to purchase Certificates may be solicited directly by Mobil and the Applicable Lessees and sales thereof may be made by Mobil and the Applicable Lessees directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Mobil or the Lessees will solicit or receive a commission in connection with direct sales by Mobil or the Lessees of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

  Any underwriting compensation paid by Mobil and the Applicable Lessee to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Mobil and the Applicable Lessee, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Mobil and such Lessee for certain expenses.

  Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, Mobil and its subsidiaries from time to time.

  If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Mobil and the Applicable Lessee will authorize dealers acting as Mobil's and such Lessee's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Mobil and the Applicable Lessee. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Mobil and the Applicable Lessee. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

  The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranties will be passed upon for Mobil and the Lessees by Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil and by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, and for any agents or underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Unless otherwise indicated in the applicable Prospectus Supplement, Mr. Johanson, Debevoise & Plimpton and Shearman & Sterling will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                                    EXPERTS

  The consolidated financial statements of Mobil incorporated by reference in Mobil's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


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